As filed with the Securities and Exchange Commission on January 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERTICAL DATA INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

8742
(Primary Standard Industrial Classification Code Number)

99-2841705
(I.R.S. Employer Identification Number)

1980 Festival Plaza Drive Suite 300 Las Vegas, NV 89135 (888) 462-3453
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

REPUBLIC REGISTERED AGENT LLC 930 S 4th St Ste 209, Las Vegas, NV 89101, USA, Telephone: (888) 462-3453
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

As soon as practical after the effective date of this registration statement
Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large, accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this prospectus is not complete and may be changed. The selling stockholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 10, 2025

VERTICAL DATA INC.

40,703,052 SHARES OF COMMON STOCK

This prospectus covers the initial public offering and resale by certain stockholders of Vertical Data Inc., a Nevada corporation (“Vertical Data” “we,” “us”, “our” or the “Company”) identified in the “Selling Stockholders” section of this prospectus of up to an aggregate of 40,703,052 shares of our common stock, $0.0001 par value (the “shares”). We anticipate that the initial public offering price of our common stock will be an assumed price of $0.50 per share.

Each selling stockholder may sell all or a portion of the shares beneficially owned by it directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan of Distribution” of this prospectus for more information. We will bear all fees and expenses incident to the registration of the shares. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Prior to this offering, there is currently no public market established for our common stock. The selling stockholders will sell the shares being registered under this prospectus at $0.50 per share. We intend to apply to list our shares of common stock on the OTCQX® Best Market or the OTCQB® Venture Market, subject to official notice of issuance, under the symbol “VERT”. No assurance can be given that our applications will be approved. If our application is not approved, we will not continue with this offering. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an emerging growth company under the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. Investing in our common stock involves a high degree of risk.

Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2025

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You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our future financial performance, including our revenue, costs of revenue, operating expenses and profitability;

●	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

●	the availability of financing for smaller publicly traded companies like us;

●	our ability to effectively manage our growth and future expenses;

●	changes adversely affecting the industry in which we operate;

●	our ability to achieve our business strategies or to manage our growth;

●	general economic conditions;

●	changes in assumptions used to make industry forecasts;

●	our ability to retain our key employees and executives;

●	our future operating results and financial condition;

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●	our business operations;

●	changes in our business and investment strategy;

●	availability, terms, and deployment of capital;

●	changes in, or the failure or inability to comply with, governmental laws and regulations;

●	the degree and nature of our competition;

●	our leverage and debt service obligations; and

●	additional factors discussed under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth under the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto, in each case included in this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Except as otherwise indicated, references to “we”, “us”, “our”, and the “Company” refer to Vertical Data Inc., a Nevada corporation.

Corporate History and Organization

Vertical Data was incorporated as a corporation under the laws of the State of Nevada on May 3, 2024. Our principal business, executive and registered statutory office is located at 930 South 4th Street, Suite 209 4405, Las Vegas, NV, 89101.

We intend to be a leading provider of infrastructure hardware and services to data centers and enterprises looking to utilize high performance computing such as machine learning and inference. The Company is committed to expanding the availability of high-performance computing to the global landscape.

Business Overview

We are an early development-stage systems and solutions technology provider delivering high performance computer solutions to enterprise and data center clients. We distribute computer systems and information technology (“IT”) systems including graphics processing unit (“GPU”) servers, storage solutions, system components, software, networking and communications equipment, and related complementary products and services.

Our business model entails distributing technology products from original equipment manufacturers (“OEMs”) as well as suppliers of next-generation technologies and delivery models such as converged and hyper-converged infrastructure. We purchase peripherals, IT systems, systems components, software, and networking equipment from a network of suppliers and sell them to our data center and enterprise customers.

As part of our business, we will also engage in the coordination and provision of data center services and hosting services for our customers. While providing the business services mentioned above to our clients, we are also continuing research and development in order to develop our own hardware devices and software to sell into our existing channels.

Our business is characterized by high volumes of sales and price sensitivity by our end users. The market for IT products is generally characterized by declining unit prices and short product life cycles. We set our sales price based on the market supply and demand characteristics for each particular product or bundle of products we distribute and services we provide. In addition, we try to provide just-in-time delivery of the IT products to avoid taking significant inventory which allows us to ensure positive working capital cycles and to ensure our product offerings tie with current market demands.

We are highly dependent on the end-market demand for IT products and on our partners’ strategic initiatives and business models. This end market demand is influenced by many factors including the introduction of new IT products and software by OEMs, replacement cycles for existing IT products, trends toward AI computing, overall economic growth and general business activity. A difficult and challenging economic environment may also lead to consolidation or decline in the IT industries and increased price-based competition.

As of the date of this Prospectus, we had one full-time employee and nine (9) consultants. Our financial results reflect our investment in building out our business model and building our infrastructure for revenue-producing initiatives including but not limited to current customers.

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Our Products and Suppliers

We offer a comprehensive offering of high-performance computer products from a group of proprietary network suppliers, enabling us to offer comprehensive solutions to our enterprise and data center customers. The typical products we provide are servers used in training large language models (“LLM”) as well as systems that are used in LLM inference (or using these models to draw conclusions from an input). Our products typically come in the form of bare metal servers (or fully constructed servers that can be used for the above uses), or pre-configured systems that have the software pre-installed.

Our primary focus is to support demand for enterprise AI compute capability. This includes demand for storage, semiconductors, computer memory, peripherals, storage and subsystems as well as professional services to empower our customers to uncover AI opportunities, prioritize, analyze and define them to ensure improved ROI and guarantee project success. The key to our success in meeting this demand is our ability to align and develop strong relationships with OEM suppliers, system integrators and to support these objectives with our highly skilled technical team.

We do not have distribution agreements with any of our suppliers. As we establish a reputation as a strong and reliable value-added reseller, we intend to negotiate agreements with top suppliers—which we believe will improve our pricing and access to additional IT products. Our vendor agreements do not restrict us from selling similar products manufactured by competitors, nor do they require us to sell a specified quantity of product. As a result, we have the flexibility to terminate or curtail sales of one product line in favor of another due to technological change, pricing considerations, product availability and customer demand or vendor distribution policies.

Our Customers

Our target customers are comprised of direct end users as well as our own sales channel, which consists of internet service providers (“ISPs), data centers and system integrators, various vertical market enterprises (e.g. financial services, governments, retail, energy, manufacturing and more). We believe this approach will help us strike long-term contracts with high value customers while also expanding our market reach.

We have high customer concentration. Our revenues have been from two customers which accounted for 77% and 23% of our revenue for the period of May 3, 2024 (inception date) through September 30, 2024. We intend to increase our customer base with increased business development and sales and marketing activity.

Our Industry Background and Market Opportunity

According to published industry research, as of March 2024 there were approximately 10,655 data centers globally, half (approximately 5,381) of which were in the United States. A key growth driver in the data center market is data center operators deciding between on-premises versus the cloud in determining the best way to host AI workloads. On premises data centers have advantages for hosting AI workloads including greater control over infrastructure for customization and optimization, leading to potential lower operational costs. On premises deployments can offer lower latency and higher bandwidth which are both critical for real-time processing of large data sets in addition to addressing data sovereignty and security concerns.

We believe that investment into digital infrastructure, including GPUs for AI computing, will be driven by its perception as a compelling and powerful technology for the economy and society in general. A recent report from CBRE showed that 97% of respondents to its survey plan to increase their capital deployment in the data center sector, and that 92% of respondents are allocating more than $100 million to the data center sector, while 44% are allocating more than $500 million, in 2024.

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Sales and Marketing

We serve our customers through sales representatives contracted as consultants. We market to Fortune 1,000 enterprises, top tier data centers, and cloud computing providers both directly and through a network of integration partners.

In addition, we have dedicated business development specialists that focus on the sale and promotion of products to specific customer types (such as cloud compute providers) and customers in specific regions (such as the middle east). Our sales and marketing professionals are supported by members of our executive management team that assist in identifying new customer opportunities, promoting sales growth and ensuring customer satisfaction. We attempt to ensure that we have sales and marketing professionals in close geographic proximity to our customers.

Our priorities are to (a) continue to invest in expanding suppliers and related product offerings, (b) extend our offerings in new jurisdictions, and (c) expand our other product and services offerings.

Our Operations

Our primary business presence is in Las Vegas, Nevada. We intend to establish additional physical points of presence in the western United States to streamline shipping and fulfillment for our hardware business. Our distribution process is designed to ensure timely order fulfillment and enhance the efficiency of our operations and back-office administration. Our goal is to reduce delivery lead times to our customers through the strategic and proprietary use of a network of suppliers. Furthermore, we track several performance measurements such as order close rate, procurement times, and shipping times to continuously improve the efficiency and accuracy of our distribution operations.

Our workforce is comprised of full-time employees and consultants, enabling us to respond to short-term changes in demand.

Our IT systems and processes are designed to enable us to automate many of our distribution operations—with a focus on streamlining and automating the quoting, fulfillment, shipping, and warranty processes via a unified technology stack that lets view the status of a customer and order at each stage of the sales process.

Our typical sales process for the hardware business originates with a customer request. An existing or prospective customer will reach out to one of our sales team members with a request for a quote on a hardware order. Or alternatively, a customer will respond to an outbound sales or marketing campaign initiated by our sales or marketing team. Our team will then review the request to ensure that the spec is one that meets the client’s needs from a functionality and performance perspective. Once the order and order timeline are validated, our procurement team will contact our network of suppliers to identify the best pricing and delivery timeline for the order—and relay this information back to the client to make a final purchasing decision. Once the client confirms the order, we place our order with the supplier who readies the inventory for shipment. The Company will then contract with one of its shipping vendors to pick up the order from the supplier and deliver it directly to the customer. As the Company maintains control of the inventory throughout the shipping process, we retain risk of loss for the equipment until it is eventually delivered to the customer.

Our business operations are highly scalable with relatively minimal incremental spending required to expand supplier relationships and related product offerings. We will continue to manage our fixed-cost base in conjunction with our market entry plans and focus our variable spend on marketing, user experience and support, and regulatory compliance to become the product of choice for users and to maintain favorable relationships with regulators when necessary. We also expect to achieve and improve profitability over time as our revenue and gross profit expand as we add customers and expand selling opportunities, while our variable marketing expenses and fixed costs stabilize or grow at a slower rate.

Our path to profitability is based on the acceleration of positive contribution profit growth driven by increased revenue and gross profit generation from ongoing efficient customer acquisition enabled by establishing our reputation as a reliable and cost-effective value-added reseller to our target customers. In addition, key to achieving profitability is strong customer retention, improved monetization from increased frequency of customer orders, as well as scale benefits from expanding our supplier ecosystem and selling in greater quantities. On an adjusted EBITDA basis, we expect to achieve profitability when total contribution profit exceeds the fixed costs of our business, which depends, in part, on the amount of suppliers we work with, our negotiated prices for equipment and demand from our customers, and the other factors summarized in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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Inventory Management

We manage shipping arrangements with our OEMs and wholesale distributors, which permit us to offer products to our customers and is expected to reduce the timeframe in which the customer receives the products and reduces the cash-to-cash gap of purchasing the products from suppliers and payment for the product from customers.

We believe competitive sources of supply are available in substantially all of the product categories that we offer. Product cost currently represents our single largest expense. Furthermore, product procurement from our OEM suppliers is a highly complex process that involves identifying and negotiating product specs, pricing, and delivery timelines. As we grow, we expect this process to become more complex as we manage incentive programs, rebate programs, volume and early payment discounts and other arrangements. Consequently, we believe that efficient and effective purchasing operations are critical to our success.

In order to promote efficiency and to maximize the best business procedures of potential product purchases, our purchasing group works closely with many areas of our organization, including our product managers, OEM suppliers, and our sales force. We may also rely on our receipt of good-faith, non-binding, customer forecasts. We maintain EDI connections with many of our OEM suppliers to facilitate the seamless exchange of information, such as sending purchase orders and receiving updates on order status. While we receive notifications when products are ready for shipment, the shipping process is fully managed and coordinated by our team in collaboration with our chosen vendors to ensure it aligns with our operational needs.

Information Technology

Our IT systems manage the entire order cycle, including tracking customer leads, processing customer orders, customer billing and payment tracking and warranty eligibility for the products we sell. These IT systems make our operations more efficient and provide visibility into our operations. We believe our IT infrastructure is scalable to support further growth. We continue to enhance and invest in our IT systems to improve product management, streamline order and fulfillment processes, and increase operational flexibility.

Competition

We operate in a highly competitive global environment. The IT product industry is characterized by intense competition, based primarily on product availability, credit terms and availability, price, speed and accuracy of delivery, effectiveness of sales and marketing programs, ability to tailor specific solutions to customer needs, quality and depth of product lines and training, pre- and post-sale technical support, flexibility and timely response to design changes, technological capabilities and product quality, service and support. We compete with a variety of regional, national and international IT product distributors and manufacturers.

We compete against several distributors in the Americas market including OEM distributors such as Supermicro, Hewlett Packard Enterprise and Dell Inc., and, to a lesser extent, regional distributors. We also face competition from our OEM suppliers that sell directly to retailers and end-users. The distribution industry has historically undergone, and continues to undergo, consolidation. Over the years, a number of providers within the IT distribution industry exited or merged with other providers.

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As we enter new business areas, we may encounter increased competition from our current competitors and/or new competitors. Some of our competitors may have greater financial, operating, manufacturing and marketing resources than us. Some of our competitors may have broader geographic breadth and range of services than us. Some may also have more developed relationships with their existing customers.

We constantly seek to expand our business into areas primarily related to our core distribution as well as other support, logistics and related value-added services.

Recent Developments

As of the Filing Date, we have sold 4,200,052 shares at $0.50 for proceeds for $2,100,026 in a private placement.

In fiscal 2024, we entered into a Subscription Agreement with investors pursuant to which we agreed to offer and sell an aggregate of $2,100,026 of our securities in a private placement (the “Private Placement”), consisting of 4,200,052 shares (“Shares”) of our common stock. We intend to use these net proceeds for general working capital and general corporate purposes. The Subscription Agreement includes standard representations, warranties and covenants of the Company and Investors.

Human Capital Resources

As of the date of this Prospectus, we had one full-time employee and nine (9) consultants. Given the variability in our business and the quick response time required by customers, we believe that it is critical that we are able to rapidly ramp-up and ramp-down our operational capabilities to maximize efficiency. As a result, we actively leverage temporary and contract workers as well as a robust offshore team focused on operations, finance and administration.

We are committed to fostering a diverse and inclusive workplace that attracts and retains exceptional talent. Through ongoing employee development, comprehensive compensation and benefits, and a focus on health, safety and employee wellbeing, we strive to help our employees in all aspects of their lives so they can do their best work.

Employee Engagement

We intend to regularly collect feedback to better understand and improve the co-worker experience and identify opportunities to continually strengthen our culture. We want to know what is working well, what we can do better and how well our co-workers understand and are practicing our cultural values.

Health, Safety and Wellness

The physical health, financial wellbeing, life balance and mental health of our employees is vital to our success. Throughout the year, we expect to encourage healthy behaviors through regular communications, educational sessions, voluntary progress tracking, wellness challenges, and other incentives. We take an integrated approach to helping our co-workers manage their work and personal responsibilities, with a strong focus on employee wellbeing, health and safety. We have successfully transitioned most of our workforce to a remote working environment and implemented a number of safety and social distancing measures within our premises to protect the health and safety of co-workers who are required to be on-premise to support our business.

Seasonality

We have a limited operating history, but we expect our operating results will be affected by the seasonality of the IT products industry which traditionally experiences slightly higher sales in the first and fourth calendar quarters due to patterns in capital budgeting and purchasing cycles of customers and end-users. These historical patterns may not be repeated in subsequent periods.

In addition, the advent of and demand for high performance computing may lead to a reduction in the seasonal effects we experience. For example, sales variability may be increasingly based on the upgrade cycles of top chip manufacturers like Nvidia Corporation and Advanced Micro Devices Inc. As these computing providers shrink their upgrade cycles to offer new chipsets to the market more rapidly, our end customers often anticipate these upgraded releases and time their buying behavior based on the announcements and availability of these new chipsets.

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Revenue

We will primarily derive revenue from the sale of high-performance computing systems. We plan to expand our revenue channel to services including data center integration services and managed services. We plan to continue to invest in sales and marketing to retain and acquire customers. However, sales and marketing expenses may fluctuate as a percentage of revenue depending on the timing and efficiency of our marketing efforts.

Cost of Revenue

Cost of revenue primarily includes costs of the hardware sold to our customers.

Our Business Strategy

Our business strategy is to continue to expand supplier relationships which in turn provide depth to our overall product offerings, and to utilize the depth and performance of our product offerings to attract and build our customer base. Key to our strategy is that we increase order size per customer and provide world-class service and support that will enable us to maximize customer retention and move upstream from one-off hardware sales to long-term partnerships with top tier global customers. Additionally, we plan to expand our hardware sales from OEM products to products we develop and brand internally that meet specific use cases in a more cost efficient and performant manner.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards;

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in addition to any required unaudited interim financial statements in this prospectus; and

●	reduced disclosures regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”); (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs. We may choose to take advantage of some, but not all, exemptions afforded to emerging growth companies. We currently intend to take advantage of the exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. The Company will take advantage of the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 7(a)(2)(B).

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

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THE OFFERING

Issuer:
Vertical Data Inc.

Common Stock Offered by Us	40,703,052 shares of common stock

Common Stock Outstanding Prior to This Offering	40,703,052 shares of common stock

Common Stock to Be Outstanding Immediately After Completion of This Offering (1)	40,703,052 shares of common stock

Offering Price	Selling stockholders will sell the shares being registered under this prospectus at $0.50 per share. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Use of Proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders in this offering. See “Use of Proceeds.”

Plan of Distribution	The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Listing	There is currently no public market established for our common stock. We intend to apply to list our shares of common stock on the OTCQX® Best Market or the OTCQB® Venture Market, subject to official notice of issuance, under the symbol “VERT”. No assurance can be given that our applications will be approved. If our application is not approved, we will not continue with this offering. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Proposed Trading Symbol	“VERT”

Risk Factors	Investing in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 8 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our common stock.

Lock-Up	In connection with this offering, we, our executive officers, directors, and our existing stockholders holding five percent (5%) or more of our common stock prior to this offering have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of six (6) months following the closing of this offering. In addition, each existing stockholder of our company who holds less than five percent (5%) of our common stock prior to this offering will be subject to leak-out agreement restricting sales of certain percentages of their common stock during a period ranging from 30 days to 150 days following the closing of this offering.

Transfer Agent	The transfer agent and registrar for our common stock is Colonial Strock Transfer, 7840 S 700 E, Sandy, UT 84070, having a telephone number of 801-355-5740.

(1)	The number of shares of our common stock to be outstanding upon completion of this offering will be 40,703,052 as of the date of this prospectus.

Unless otherwise indicated, this prospectus reflects and assumes (i) no exercise by the representative of the underwriters of its over-allotment option and (ii) no exercise of the outstanding stock options described above.

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SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial and other data for the periods ended and at the dates indicated below. The summary consolidated financial data set forth below should be read together with our consolidated financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	September 30, 2024	May 3, 2024

Current assets	$1,121,711	$-
Non-current assets	$1,329	$-
Total assets	$1,123,040	$-

Current liabilities	$367,115	$-
Total liabilities	$367,115	$-
Shareholders’ equity (deficit)	$755,925	$-

Operating Data:	For the period from May 3, 2024 (inception) through September 30, 2024

Revenues	$6,866,558
Cost of revenue	$6,542,000
Operating expenses	$675,157
Net loss	$(350,599)
Net loss per share per common share – basic and diluted	$(0.02)
Weighted average number of shares outstanding – basic and diluted	23,294,212

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s securities, an investor should carefully consider all of the material risks described below, together with the other information contained in this Prospectus, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our shares of common stock. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

This registration statement contains forward-looking statements which are speculative in nature.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward-looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “business description” and “corporate background” although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future sec filings. Additional risks and uncertainties not currently known to the Company, or that the Company currently deems immaterial, may also potentially materially and adversely affect its business.

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RISKS RELATED TO OUR BUSINESS

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Nevada on May 3, 2024. We have limited financial resources and only limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

All of our capital and assets have been provided by or acquired from our principal shareholders, revenues and through a Private Placement of the shares being registered. We estimate that we will have sufficient capital to operate for the next twelve (12) months and sufficient capital to develop and market our commercial services. We cannot assure you, however, that we will be able to sustain the business for the long term nor that we may not need to obtain additional capital in the future. We also cannot assure you that we will be able to obtain any required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to curtail our business objectives significantly or entirely, which could result in our having to discontinue some of our operations and plans.

The Company’s success also depends, in part, on the ability to attract and retain customers. There are many factors which could impact the Company’s ability to attract and retain customers, including but not limited to the ability of the Company to source inventory and deliver desirable and effective products and services, the successful implementation of customer-acquisition plans and continued growth in the aggregate number of customers. The failure to acquire and retain customers would have a material adverse effect on the Company’s business, operating results and financial condition.

Our future operating results may fluctuate significantly, which may result in volatility in the market price of our stock and could impact our ability to operate our business effectively.

We may experience significant variations in our future quarterly and/or annual results of operations. These fluctuations may cause the market price of our common stock to be volatile and may result from many factors, including the state of the technology industry in general, shifts in demand and pricing for hardware, software and services, the introduction of new products or upgrades. Further, if our customers’ businesses are adversely affected by global or regional economic conditions such as cost inflation or rising interest rates, they may delay or reduce purchases from us, which could adversely affect our results of operations.

Our operating results are also highly dependent on gross profit. Our gross profit fluctuates due to numerous factors, some of which may be outside of our control, including general macroeconomic conditions including inflation; pricing pressures; changes in product costs from our vendor partners; the availability of price protection, purchase discounts and incentive programs from our vendor partners; changes in product, order size and customer mix; the risk of some items in our inventory becoming obsolete; increases in product and delivery costs that we cannot pass on to customers; and general market and competitive conditions.

In addition, our cost structure is based, in part, on anticipated sales and gross margins. Therefore, we may not be able to adjust our cost structure quickly enough to compensate for any unexpected sales or gross margin shortfall, and any such inability could have an adverse effect on our business, results of operations or cash flows.

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We are at a very early operational stage and our business is subject to the substantial risks inherent in the establishment of a new venture.

Our business strategy is in its early stages and as a new venture, we are subject to all the risks associated with establishing a new business. There is a risk that our intended business and operations may not be successful or may take a significant amount of time to achieve success.

The success of our business will depend on a multitude of factors, some of which may be beyond our control or cannot be predicted currently. These factors may include changes in market conditions, competition, regulatory changes, and general economic conditions. Any of these factors could have a material adverse effect on our financial condition, business prospects, operations, and the value of an investment in the Company.

We depend highly on our current CEO who has limited experience in running a public company.

We depend highly on Deven Soni, our CEO and Director, who may be difficult to replace. Mr. Soni at this has limited experience operating a public company and limited industry experience. Our plan of operations is dependent upon the continuing support and business expertise of Mr. Soni.

If we lose any of our key personnel, are unable to attract and retain the talent required for our business, our labor costs significantly increase or our approach to workforce management, inclusive of outsourcing, is ineffective, our business could be disrupted, and our financial performance could suffer.

Our success is heavily dependent upon our ability to attract, develop, engage and retain key personnel to manage, lead, innovate and grow our business, including our key executive, management, sales, services and technical coworkers. Additionally, we rely on outsource partners to execute and deliver on certain functions within the organization.

Our future success will depend to a significant extent on the efforts of our leadership team, as well as the effectiveness of our succession planning and efforts to develop and promote top talent. Our future success also will depend on our ability to retain and motivate our customer-facing coworkers, who have been given critical Vertical Data knowledge regarding, and the opportunity to develop strong relationships with, many of our customers. In addition, as we seek to expand our offerings of value-added services and solutions, our success will even more heavily depend on attracting and retaining highly skilled technology specialists and engineers, for whom the market is extremely competitive.

In order to attract, retain and motivate key personnel in a competitive marketplace, it is important to provide a competitive compensation package. If our compensation package is not viewed as being competitive, our ability to attract, retain and motivate key personnel could be adversely affected. Additionally, as minimum wage rates increase or related laws and regulations change, we have and may need to continue to increase not only the wage rates of our minimum wage coworkers, but also the wages paid to our other hourly or salaried coworkers.

We could experience work stoppages, strikes or performance issues with our outsource partners, which could adversely affect our business, results of operations or cash flows. In addition, a sustained labor shortage or increased turnover rates within our coworker base could lead to increased costs, such as increased overtime to meet demand and increased wage rates to attract and retain coworkers, and could adversely affect our business, results of operations or cash flows. Additionally, if we fail to effectively manage our workforce, we may need to terminate or reposition coworkers within our Company to eliminate an abundance of or to reconfigure resources, which could damage our coworker relations and our ability to attract and retain key personnel.

If we are unable to attract, develop, engage and retain key personnel, or if our approach to workforce management is ineffective, our relationships with our vendor partners and customers and our ability to expand our offerings of value-added services and solutions could be adversely affected. Moreover, if we are unable to continue to train our sales, services and technical personnel effectively to meet the rapidly changing technology needs of our customers, the overall quality and efficiency of such personnel could decrease. Such consequences could adversely affect our business, results of operations or cash flows.

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We may not be able to hire and/or retain personnel that we need.

Competition for qualified sales personnel fluctuates depending on market conditions. We are currently experiencing a competitive labor market not only for our sales roles, but for all our roles including support and administrative positions, and as such are experiencing wage increases. New laws requiring public posting of compensation information may also contribute to wage increases. If we are unable to pass these increases to our customers, our financial results may be adversely affected. Wage inflation may adversely impact our ability to hire and retain personnel, which may impact our ability to acquire, retain and serve our customers.

We have suffered operating losses since inception, and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability. The Company’s revenue streams may not be sufficient to cover its operating expenses and make a profit, which may affect its ability to attract investors, raise capital, and sustain its business operations in the long term. In addition, the Company expects to continue to increase its operating expenses as it implements initiatives to continue to grow its business. If the Company’s revenues do not increase to offset its expected increases in costs and operating expenses, the Company will not be profitable.

Additionally, we may face challenges in developing and implementing effective business strategies, managing costs, and maintaining a competitive edge in our industry, which could impact our revenue growth and profitability. Moreover, changes in market conditions, economic downturns, and unforeseen events could also negatively impact the Company’s financial performance, making it difficult to achieve profitability.

There are increased costs and regulations associated with operating a public company and we will have limited internal accounting controls.

There are a number of expenses and costs associated with operating a public company including filing expenses, transfer agent, stock issuance and maintenance costs, accounting, legal and auditing expenses that will materially increase the Company’s operating expenses and make it more difficult for its business to produce operating profits. There will be an increase in projected costs for the next twelve (12) months due to the operation aspects of being a public company. Our CEO has limited experience managing a public company. With only three (3) officers and two (2) independent directors there will be no internal oversight to the Company’s financial reporting, initially, except from the Company’s outside auditors.

Because of competitive pressures from competitors with more resources, the Company may fail to implement its business model profitably.

The value-added reseller industry is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase (see “Competition”). We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by us, our competitors, and their advisors.

We compete with hardware resellers, manufacturers who sell directly to customers, large service providers and system integrators, communications service providers, cloud providers, e-commerce companies and office supply retailers, among others. We expect the competitive landscape to continue to evolve as new technologies and consumption models emerge, such as cloud-based and other “as a service” solutions, hyper-converged infrastructure and embedded software solutions. Our continued competitiveness depends upon our ability to anticipate and evolve at pace and scale with new technologies, services and solutions through strategic and timely investments in innovation, expansion of offerings and the capabilities necessary to implement them. We may not be able to compete successfully against present or future competitors. We do not have the resources to compete with larger providers of similar products or services at this time. Competition from existing and future competitors could result in our inability to secure partnerships that we may need to expand our business in the future. If we are unable to compete, our business could be negatively affected which would have an adverse effect on the trading price of our Common Stock, which would harm our investors.

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While innovation can help our business as it creates new offerings for us to sell, it can also disrupt our business model and create new and stronger competitors. For instance, while data center solutions present an opportunity for us, data center solutions and technology solutions as a service could increase the amount of sales directly to customers rather than through solutions providers like us, or could reduce the amount of hardware we sell. In addition, some of our hardware and software vendor partners sell, and could intensify their efforts to sell, their products directly to our customers. Moreover, traditional OEMs have increased their services capabilities through mergers and acquisitions with service providers, which could potentially increase competition in the market to provide comprehensive technology solutions to customers. If we are unable to effectively respond to the evolving competitive landscape or respond in a manner that is less effective than that of our competitors, our business, results of operations or cash flows could be adversely impacted.

We focus on providing high quality solutions to gain new customers and retain existing customers. To the extent we face increased competition to gain and retain customers, we may be required to reduce prices, increase advertising expenditure or take other actions which could adversely affect our business, results of operations or cash flows. Additionally, some of our competitors may reduce their prices in an attempt to stimulate sales, which may require us to reduce prices. This would require us to sell a greater number of products to achieve the same level of sales and gross profit. If such a reduction in prices occurs and we are unable to attract new customers and sell increased quantities of products, our sales growth and profitability could be adversely affected.

Additionally, there is potential that the industry will undergo consolidation, creating larger companies that may have increased geographic scope and other economies of scale. Increased competition by larger, better-financed competitors with geographic or other structural advantages could materially and adversely affect the business, financial condition and results of operations of the Company.

If we are unable to develop brand recognition, maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected.

For our Company to differentiate service offering from our competitors and to compete effectively with them, we must maintain and enhance our brand’s recognition, image, and acceptance. Our brand image, however, could be jeopardized if we fail to maintain high product quality, pioneer and keep pace with evolving technology trends, or timely fulfill the orders for products and solutions our customers demand. If we fail to promote our brand or to maintain or enhance our brand recognition and awareness among our customers, or if we are subject to events or negative allegations affecting our brand image or the publicly perceived position of our brand, our business, the results of operations and financial condition could be adversely affected.

Adverse economic conditions could negatively impact our business, prospects, results of operations, financial condition, or cash flows.

Our business and operations are sensitive to economic conditions. These conditions include interest rates, energy costs, inflation, recession, and the general condition of the United States and world economies, including as a result of the effect of the COVID-19 pandemic or other such public health crisis. Increased inflation and a material decline in the economic conditions affecting consumers, which cause a reduction in disposable income for the average consumer, may change consumption patterns, and may result in a reduction in spending on our product offerings or a switch to cheaper products. As such, demand for our products may be particularly sensitive to economic conditions such as inflation, recession, high energy costs, unemployment, changes in interest rates and money supply, changes in the political environment, the ultimate effect on the economy of the COVID-19 pandemic and other factors beyond our control, any combination of which could result in a material adverse effect on our business, results of operations, and financial condition.

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Regional government regulation could adversely affect our business, including limiting regions where our products can be shipped.

The Company may be subject to various regional legislation and regulation at the foreign, federal, and local levels and, in some instances, at the state level. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state, and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could adversely impact our business, including limitations on where our products and/or services can be shipped.

Actual or anticipated epidemics, pandemics, outbreaks, or other public health crises may adversely affect our customers’ and suppliers’ financial condition and the operations of our business.

Our business could be materially and adversely affected by the impact of any epidemic, pandemic, outbreak, or other public health crisis. The risk of any epidemic, pandemic, outbreak, or other public health crisis could cause customers to delay or cancel orders and could cause temporary or long-term disruptions in our supply chains and/or delays in the delivery of our products and services to our customers. Quarantines or other cancellations of public events as well as governmental containment actions could also adversely affect our customers’ financial condition, resulting in reduced spending for the products and services we sell or uncollectible accounts receivable, leases or notes receivable or our customers’ ability to receive goods we ship to their locations. Moreover, any epidemic, pandemic, outbreak, or other public health crisis could adversely affect our ability to adequately staff and manage our businesses. Risks or regulations related to an epidemic, pandemic, or other health crisis may continue to lead to the complete or partial closure of one or more of our offices or the operations of our customers or our sourcing partners.

In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of any shareholder’s investment.

Due to our limited operating history, we will have to use all of our existing resources to complete and market our solutions and develop our distribution channels. Following this offering we may need to raise additional funds to expand our operations. We will receive no proceeds from this offering. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

We may be unable to scale our operations successfully.

Our growth will place significant demands on our management and technology development on behalf of our suppliers and growth in the data center industry more generally, as well as our financial, administrative, and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative, and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services, and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

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The longevity of our business depends in part on our ability to enhance and sell the benefits of our current solutions to remain competitive and meet customer needs.

The longevity and sustained success of our business are contingent upon our ability to continuously enhance and effectively market the benefits of our solutions. The competitive landscape in which we operate is characterized by rapid technological advancements and evolving customer needs. Failure to adapt to these changes and deliver innovative and effective offerings may result in a loss of market share and competitiveness.

We rely on a few large customers for a majority of our business, and the loss of any of these customers, significant changes in the prices, marketing allowances or other important terms provided to any of these customers or adverse developments with respect to the financial condition of these customers could reduce our net income and operating results.

Our sales are concentrated among a small number of large customers. Sales to our two largest customers in the aggregate represented 100%, and sales to our largest customer represented 77% of our sales during the year ended September 30, 2024. We are under ongoing pressure from our major customers to offer lower prices, extended payment terms and other allowances and other terms more favorable to these customers because our sales to these customers are concentrated, and the market in which we operate is very competitive. These customer demands have put continued pressure on our operating margins and profitability. In addition, this customer concentration leaves us vulnerable to any adverse change in the financial condition of these customers. Changes in terms with, significant allowances for and collections from these customers could affect our operating results and cash flows. The loss of, or a significant decline in, sales to any of these customers could adversely affect our business, results of operations, and financial condition.

We rely on a small number of key vendors in our supply chain, and do not have long-term supply or guaranteed price agreements or assurance of inventory availability with our vendors.

A substantial portion of our revenue within our business depends on a small number of key vendors. Products provided by Amaara Networks and Circular Technology represented approximately 84% and 16% of sales for the year ended September 30, 2024. We may also be adversely affected by consolidation among our vendors. Manufacturing interruptions or delays, including as a result of the financial instability or bankruptcy of manufacturers, changes to or the addition of trade laws, duties or tariffs, currency fluctuations, significant labor disputes such as strikes, natural disasters, political or social unrest, international conflicts, pandemics, other public health crises, or other adverse events affecting any aspect of our vendors’ business, could disrupt our supply chain. We may experience product constraints due to the unavailability of raw materials or components, delays in shipping, failure of vendors to accurately forecast customer demand or to manufacture or otherwise obtain sufficient quantities of product or component parts to meet customer demand, among other reasons. If we experience significant supply chain disruptions, we may not be able to develop alternate sourcing quickly on favorable terms, if at all, which could result in increased costs, loss of sales and a loss of customers, and adversely impact our financial condition and results of operations. In addition, we are experiencing price increases from our suppliers as a result of an inflationary environment. Our intention is to pass along the price increases to our customers but that may not be possible for all cost increases. Some manufacturers and suppliers have instituted policies to disallow order cancellations. We may be at risk if a customer cancels an order with us, and we cannot cancel our corresponding order with the supplier.

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We depend on third-party companies to perform certain of our obligations to our customers, which if not performed adequately could cause significant disruption to our business.

We rely on independent shipping companies to deliver products from us and our vendors to our customers. The failure or inability of these shipping companies to deliver products, or the lack of availability of their shipping services, even temporarily, could have an adverse effect on our business. We may also be adversely affected by an increase in freight surcharges that may result from economic, supply-chain, geopolitical, or other disruptions.

We rely on third party transportation.

The Company relies on third party transportation services to deliver its products and as such, it is exposed to the inherent risks associated with relying on third party transportation services providers, including logistical problems, delays, loss or theft of product and increased shipping costs. Any delay in transporting the product, breach of security or loss of product, could have a material adverse effect on the Company’s business, financial performance and results of operations.

The success of our business depends on the continuing development, maintenance and operation of our information technology systems.

Our success is dependent on the accuracy, proper utilization and continuing operation, maintenance and development of our information technology systems, including our business systems, such as our sales, customer management, financial and accounting, marketing, purchasing, warehouse management, e-commerce and mobile systems, as well as our operational platforms, including voice and data networks and power systems. The quality and our utilization of the information generated by our information technology systems, and our success in implementing new systems and upgrades, could adversely affect, among other things, our ability to:

●	conduct business with our customers, including delivering solutions to them;
●	provide the means to effectively manage global operations across time zones;
●	keep pace with changes and innovation and compete effectively;
●	effectuate comprehensive and reliable data collection, maintenance and governance;
●	manage our inventory, accounts receivable and accounts payable.
●	support planned growth in services and solutions and continued evolution of the business;
●	purchase, sell, ship and invoice our hardware and software products and provide and invoice our services efficiently and on a timely basis; and,
●	maintain our cost-efficient operating model while scaling our business.

Our information technology systems are inherently exposed to varied technological threats beyond our control. While we have taken steps to protect our information technology systems from a variety of threats, both internal and external, and from human error, there can be no guarantee that those steps will be effective. Furthermore, although we have redundant systems at a separate location to back up our primary systems, there can be no assurance that these redundant systems will operate properly if and when required. Moreover, software vulnerabilities within the third-party information technology systems we use are discovered and reported on nearly a daily basis. When made public or otherwise known to us, we attempt to remediate or mitigate these vulnerabilities following guidance provided by the software vendor, and/or appropriate authorities, and before the vulnerability is successfully used in a cyberattack against our systems. If and when cyberattacks target and successfully exploit these vulnerabilities, we take steps designed to contain and limit the impact on our business. Any disruption to or infiltration of our information technology systems could significantly harm our reputation, business and results of operations due to failure to comply with customer, partner, legal or regulatory obligations.

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Breaches of data security and the failure to protect our information technology systems and confidential information from cybersecurity threats, our inability to maintain compliance with data privacy laws and regulations, or misuse of our customers’ or employees’ information could adversely impact our business.

Our business involves the storage and/or transmission of proprietary information and sensitive or confidential data, including personal information of our employees, customers, and others. In addition, we rely on our vendors that provide goods and services to us to maintain appropriate security measures to protect our operations. Some of our employees also may have access to our customers’ confidential data and other information. We have privacy and data security policies in place that are designed to prevent security breaches; however, as newer technologies emerge, and the portfolio of the service providers with whom we share sensitive information grows, we could be exposed to increased risk of breaches in data security and other illegal or fraudulent acts, including ransomware attacks and other types of cyberattacks. The evolving nature of such threats, considering new and sophisticated methods used by criminals and cyberterrorists, including computer viruses, malware, phishing, social engineering, and forgery, are making it increasingly challenging to anticipate and adequately mitigate these risks.

If third-parties or our employees are able to maliciously penetrate our network security or otherwise misappropriate our customers’ information or employees’ personal information, or other information for which our customers may be responsible and for which we agree to be responsible in connection with contracts into which we may enter, or if we give third-parties or our employees improper access to certain information, we could be subject to liability. This liability could include claims for unauthorized access to devices on our network; unauthorized access to our customers’ or suppliers’ networks, hardware, applications, data, devices, or software; unauthorized purchases with credit card information; and identity theft or other similar fraud-related claims. This liability could also include claims for other misuses of or inappropriate access to personal information. Other liability could include claims alleging misrepresentation of our privacy and data security practices. Any such liability for misappropriation of this information could decrease our profitability. We could incur additional expenses when new laws or regulations regarding the use, safeguarding, or privacy of information are enacted, or interpreted if governmental agencies require us to substantially modify our privacy or security practices. We could fail to comply with international and domestic data privacy laws, the violation of which may result in audits, fines, penalties, litigation, or administrative enforcement actions with associated costs.

Third parties, such as hackers, could circumvent or sabotage the security practices or products used in our internal IT systems, which could result in disclosure of sensitive or personal information, unauthorized procurement, or other business interruptions that could damage our reputation and disrupt our business, as well as that of our customers. Attacks may range from random attempts to coordinated and targeted attacks, including sophisticated computer crime and advanced persistent threats.

Advances in technology, new discoveries in the field of cryptography, quantum computing, or artificial intelligence, other events or developments may result in a compromise or breach of the security practices we use to protect sensitive customer transaction information and employee information. A party that can circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Further, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords, or other information or otherwise compromise the security of our internal networks and/or our customers’ information. Since techniques used to obtain unauthorized access change frequently and the impact and severity of security breaches are increasing, we may be unable to implement adequate preventative measures or timely identify or stop security breaches while they are occurring.

We may be required to expend significant capital and other resources to protect against security breaches or to remediate the subsequent risks and issues caused by such breaches. Our security measures are designed to protect against security breaches, but our failure to prevent such security breaches could cause us to incur significant expense to investigate and respond to a security breach and remediate any problems caused by any breach, subject us to liability, damage our reputation, and diminish the value of our brand. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or changes in our insurance policies, including additional exclusions, premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition, and results of operations.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the OTC or the OTC Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and OTC, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or OTC, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decision.

We may become involved in litigation.

The Company may become party to litigation, mediation and/or arbitration from time to time in the ordinary course of business which could adversely affect its business. Monitoring and defending against legal actions, whether or not meritorious, can be time-consuming, divert management’s attention and resources and cause the Company to incur significant expenses. In addition, legal fees and costs incurred in connection with such activities may be significant and the Company could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages.

While the Company has insurance that may cover the costs and awards of certain types of litigation, the amount of insurance may not be sufficient to cover any costs or awards. Substantial litigation costs or an adverse result in any litigation may adversely impact the Company’s business, operating results or financial condition.

We may not be able to get insurance.

The Company is looking to get insurance to protect its assets, operations and employees. While the Company believes its insurance coverage should address all material risks to which they are exposed and will be adequate and customary in its current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which the Company may be exposed. The Company may also be unable to maintain insurance at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. The Company might also become subject to liability which may not be insured against or which the Company may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon the Company’s financial performance and results of operations.

There can be no assurance that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. An inability to obtain sufficient insurance coverage on reasonable terms could prevent or inhibit the commercialization of the Company’s products.

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We may have difficulty forecasting and relying on data we use for forecasting purposes.

The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of the Company.

Market research and projections by the Company of estimated total sales, demographics, demand, and similar consumer research, may be based on assumptions from limited and unreliable market data. If there are issues with the data’s integrity or security, the data and research-based reports could be considered ineffective or unreliable.

We may have fraudulent or illegal activity by employees, contractors and consultants.

The Company is exposed to the risk that its employees, independent contractors, and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Company that violates government regulations, manufacturing standards, federal and state fraud and abuse laws and regulations; or laws that require the true, complete, and accurate reporting of financial information or data. The precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against the Company, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on the Company’s business, including the imposition of civil, criminal, and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits, and future earnings, and curtailment of the Company’s operations, any of which could have a material adverse effect on the Company’s business, financial condition, and results of operations.

We may have acquisition strategy risk.

The Company may pursue acquisition opportunities to advance its strategic plan. The successful integration of an acquired business typically requires the management of the pre-acquisition business strategy, including the retention and addition of customers, realization of identified synergies, retention of key staff and the development of a common corporate culture. Achieving the benefits of acquisitions depends in part on successfully consolidating functions and integrating operations and procedures in a timely and efficient manner, as well as the ability to realize anticipated growth opportunities and synergies from newly formed partnerships. Any failure to integrate an acquired business or realize the anticipated benefits of new partnerships may have a material adverse effect on the Company’s business, financial condition and results of operations, as well as its future prospect for acquisitions or partnerships. There is no assurance that the Company will be able to successfully integrate an acquired business in order to maximize or realize the benefits associated with an acquisition

We may have conflicts of interest.

Certain directors and officers of the Company are also, or may become, directors and officers of other entities, or are otherwise engaged, and will continue to be engaged, in activities that may put them in conflict with the business strategy of the Company. For example, our Chairman and Chief Executive Officer, Deven Soni, also serves as CEO and Chairman of Matador Gold Technologies, Inc. since January 2022 and Director of Snowball Industries Inc. since September 2020, and has served as director of Polymath Research Inc. since 2017. There is a risk that Mr. Soni will be in a position of conflict. Conflicts, if any, will be subject to the procedures and remedies available under the Nevada law.

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RISKS RELATED TO OUR INDUSTRY

Supply chain issues, including a shortage of IT products, may increase our costs or cause a delay in fulfilling customer orders or purchasing IT products or services needed to support our internal infrastructure or operations, resulting in an adverse impact on our financial results.

We depend upon the supply of products available from our vendors to fulfill orders from our customers on a timely basis. We may experience supply constraints that could affect lead times and the predictability of lead times for delivery of products, the cost and availability of products, and our ability to meet customer demands. As a result of longer lead times, sales to customers may be delayed and we may carry more inventory which may result in higher warehouse and interest expenses. Delays in product shipments may delay the completion of related services as well. As a result, we may be at risk for customers’ cancelling orders due to delays and we may not be able to cancel our corresponding order with the supplier. If we are unable to mitigate these disruptions, our financial results may be adversely impacted.

Supply chain issues, including a shortage of IT products and available services, may increase our costs or cause a delay in purchasing IT products needed to support our internal infrastructure or operations, resulting in an impact on our technology operations and availability of our IT systems, which could result in an adverse effect on our operations and financial results.

The interruption of the flow of products from suppliers could disrupt our supply chain.

Our business depends on the timely supply of products in order to meet the demands of our customers. Manufacturing interruptions or delays, including as a result of the financial instability or bankruptcy of manufacturers, significant labor disputes such as strikes, natural disasters (which may increase in number or severity as a result of climate change), political or social unrest, armed conflict, pandemics (such as the COVID-19 pandemic) or other public health crises, or other adverse occurrences affecting any of our suppliers’ facilities, could disrupt our supply chain. We have experienced and could continue to experience product constraints due to the failure of suppliers to accurately forecast customer demand, or to manufacture sufficient quantities of product to meet customer demand (including as a result of shortages of product components), among other reasons. Additionally, the relocation of key distributors utilized in our purchasing model could increase our need for, and the cost of, working capital and have an adverse effect on our business, results of operations or cash flows.

Moreover, supply chain disruptions have caused and could continue to cause us to experience more volatility in our level of inventory and delays in completion of orders and installations for our customers and could further exacerbate current inflationary pressures. In the event that supply chain pressures ease, we may experience changes in average selling prices and our gross margins on certain products as customers become more price sensitive.

Our supply chain is also exposed to risks related to international operations. While we purchase our products primarily in the markets we serve (for example, products for US customers are sourced in the US), our vendor partners manufacture or purchase a significant portion of the products we sell outside of the US, primarily in Asia. Political, social or economic instability in Asia, or in other regions in which our vendor partners purchase or manufacture the products we sell, could cause disruptions in trade, including exports to the US. Other events related to international operations that could cause disruptions to our supply chain include:

●	the imposition of additional trade law provisions or regulations, including the adoption or expansion of trade restrictions;
●	the imposition of additional duties, tariffs and other charges on imports and exports, including any resulting retaliatory tariffs or charges and any reductions in the production of products subject to such tariffs and charges;
●	foreign currency fluctuations; and
●	restrictions on the transfer of funds.

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We cannot predict whether the countries in which the products we sell, or any components of those products, are purchased or manufactured will be subject to new or additional trade restrictions or sanctions imposed by the US or foreign governments, including the likelihood, type or effect of any such restrictions. Periods of intense diplomatic or armed conflict, may result in new and rapidly evolving trade restrictions and sanctions. Trade restrictions, including new or increased tariffs or quotas, embargoes, sanctions, safeguards and customs restrictions against the products we sell, could increase the cost or reduce the supply of product available to us and adversely affect our business, results of operations or cash flows. In addition, our exports are subject to regulations, some of which may be inconsistent, and noncompliance with these requirements could have a negative effect on our business, results of operations or cash flows.

General economic weakness may harm our operating results and financial condition.

Our results of operations are largely dependent upon the state of the economy. Global economic weakness, inflation, rising cost and interest rates, and other economic uncertainties may result in decreased sales, gross margin, earnings and/or growth rates from our US based customers and from customers outside the US. Actions taken by central banks to counter inflation or weakness in the global banking industry, sustained uncertainty about global political conditions, periods of intense diplomatic or armed conflict, government spending cuts and the impact of new government policies (including the introduction of new or increased taxes, the imposition of minimum taxes or new or increased limitations on deductions, credits or other tax benefits), or a tightening of credit markets, or rising interest rates, could cause our customers and potential customers to postpone or reduce spending on technology products or services which could have an adverse effect on our business, results of operations or cash flows.

Increases in the cost of commercial delivery services or disruptions of those services could materially adversely impact our business.

We generally ship hardware products to our customers by FedEx, United Parcel Service and other commercial delivery services and invoice customers for delivery charges. If we are unable to pass on to our customers future increases in the cost of commercial delivery services (including those that may result from an increase in fuel or personnel costs or a need to use higher cost delivery channels during periods of increased demand), our profitability could be adversely affected. Additionally, strikes, inclement weather, natural disasters or other service interruptions by such shippers or periods of increased demand on delivery services, such as those we have experienced during the COVID-19 pandemic, could materially adversely affect our ability to deliver or receive products on a timely basis.

We depend on continued innovations in hardware, software, and service offerings by our vendors, as well as the competitiveness of their offerings and our ability to partner with new and emerging technology providers.

The technology industry is characterized by rapid innovation and the frequent introduction of new and enhanced hardware, software, and service offerings, such as generative artificial intelligence, and cloud-based solutions, including IaaS, SaaS, and PaaS. We depend on innovations in hardware, software, and service offerings by our vendors, as well as the acceptance of those innovations by our customers for the offerings we sell. A decrease in the rate of innovation by our vendors, or the lack of acceptance of innovations by our customers, or a shift by customers to technology platforms that we do not sell could have an adverse effect on our business, results of operations or cash flows.

In addition, if we are unable to keep up with changes in technology and new hardware, software, and service offerings––for example by not providing the appropriate training to our account managers, sales technology specialists and engineers to enable them to effectively sell and deliver such new offerings to customers––our business, results of operations or cash flows could be adversely affected.

We also depend upon our vendors for the development and marketing of hardware, software, and services to compete effectively with hardware, software, and services of vendors whose products and services we do not currently offer or are not authorized to offer in one or more customer channels. In addition, our success depends on our ability to develop relationships with and sell hardware, software, and services from emerging vendors, as well as vendors that we have not historically represented in the marketplace. To the extent that a vendor’s offering that is highly in demand is not available to us for resale in one or more customer channels, and there is not a competitive offering from another vendor that we are authorized to sell in such customer channels, or we are unable to develop relationships with new technology providers or companies that we have not historically represented, or we partner with a vendor that is not in demand or the demand for whose products significantly decreases, our business, results of operations, or cash flows could be adversely impacted.

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Our sales are dependent on continued innovations in technology by our vendor partners and the competitiveness of their offerings, and our ability to partner with new and emerging technology providers.

The technology and data center industries are characterized by rapid innovation and the frequent introduction of new and enhanced hardware, software and services. We have been and will continue to be dependent on innovations in technology, as well as the adoption of those innovations by customers. Also, customers may delay spending while they evaluate new technologies. A decrease in the rate of innovation, a lack of adoption of innovations by our customers or delays in technology spending by our customers could have an adverse effect on our business, results of operations or cash flows.

In addition, if we are unable to anticipate and expand our capabilities to keep pace with changes in technology and new hardware, software and services, for example by providing the appropriate training to our account managers, technology specialists and engineers to enable them to effectively sell and deliver such new offerings to customers, our business, results of operations or cash flows could be adversely affected.

We also are dependent upon our vendor partners for the development and marketing of hardware, software and services to compete effectively with hardware, software and services of vendors whose products and services we do not currently offer or that we are not authorized to offer in one or more customer channels. To the extent that a vendor’s offering that is in high demand is not available to us for resale in one or more customer channels, and there is not a competitive offering from another vendor that we are authorized to sell in such customer channels, our business, results of operations or cash flows could be adversely impacted.

RISKS RELATED TO OUR COMMON STOCK

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we have the privilege of utilizing exemptions from specific disclosure requirements. These exemptions include not being obligated to have an auditor report on our internal controls over financial reporting, provide an auditor attestation regarding the effectiveness of our internal controls, comply with certain requirements of the Public Company Accounting Oversight Board, submit certain executive compensation matters to shareholder votes, and disclose certain executive compensation-related items.

An emerging growth company can take advantage of the extended transition period for complying with new and revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will maintain the status of an emerging growth company for a period of up to five years, or until we surpass certain revenue thresholds or meet specific criteria.

During this period, we may not be subject to the same disclosure requirements as other public companies. However, we cannot predict how investors will perceive our Common Stock due to our reliance on these exemptions. It is possible that some investors may find our Common Stock less appealing, potentially leading to a less active trading market and increased stock price volatility.

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As long as we continue to qualify as a smaller reporting company, we may still be eligible for reduced reporting requirements even if we cease to qualify under the JOBS Act as an emerging growth company

Even if we no longer qualify as an emerging growth company under the Jumpstart Our Business Startups Act (JOBS Act), there is a possibility that we may still be subject to reduced reporting requirements as long as we continue to qualify as a smaller reporting company. However, there can be no assurance that we will continue to meet the requirements for smaller reporting company status in the future. If we fail to maintain our smaller reporting company status, we would be subject to the full reporting requirements applicable to larger reporting companies, which could result in increased costs and administrative burdens.

Our earnings may fluctuate, which could adversely affect the price of our common stock.

Our earnings are susceptible to fluctuations for several reasons, including, but not limited to, variability in the timing of large transactions in our technology business segments and financing business segment, product constraints, inflation, and the risk factors discussed herein. In addition, our cost structure is based, in part, on expected sales and gross profit. Therefore, if we experience any unexpected sales or gross profit shortfall for any reason, we may not be able to adjust our cost structure rapidly, which could have an adverse effect on our business, results of operations or cash flows. In the event our sales or net earnings are less than the level expected by the market in general, such shortfall could have an immediate and significant adverse impact on the market price of our common stock.

Upon completion of the offering stockholders will own a minority percentage of the Company’s stock.

Deven Soni, our CEO and Trevor Koverko, a co-founder of the Company, own 25.8% and 25.1% of our outstanding common shares, respectively, or 50.9% on a combined basis, and will continue to do so after the filing of this Registration Statement. As a consequence of their stock ownership position, Mr. Soni and Mr. Koverko, collectively will retain the ability to elect a majority of our board of directors, and thereby control our management. Mr. Soni and Mr. Koverko also have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, any private transactions, and other extraordinary transactions. The concentration of ownership by Mr. Soni and Mr. Koverko could discourage investments in our Company or prevent a potential takeover of our Company which will have a negative impact on the value of our securities.

As there is no public market for our common shares, they are an illiquid investment and investors may not be able to sell their shares.

No market currently exists for our securities, and we cannot assure you that such a market will ever develop, or if developed, will be sustained. There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

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If our shares of common stock are actively traded on a public market, they will in all likelihood be penny stocks.

The securities enforcement and penny stock reform act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Sec regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

Because our securities may be subject to penny stock rules, you may have difficulty reselling your shares.

Since our stock may be subject to penny stock rules, you may have difficulty reselling your shares. Penny stocks are covered by section 15(g) of the securities exchange act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer may be required to make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

Our common stock price may be volatile and may decline regardless of our operating performance, and holders of our common stock could lose a significant portion of their investment.

The market price for our common stock may be volatile. Our stockholders may not be able to resell their shares of common stock at or above the price at which they purchased such shares, due to fluctuations in the market price of our common stock, which may be caused by several factors, many of which we cannot control, including the risk factors described in this registration statement and the following:

●	changes in financial estimates by any securities analysts who follow our common stock, and our failure to meet these estimates or failure of securities;
●	our failure to obtain our financial guidance estimates;
●	significant variations in our quarterly results of operations;
●	analysts to maintain coverage of our common stock;
●	downgrades by any securities analysts who follow our common stock;
●	future sales of our common stock by our officers, directors, and significant stockholders;
●	market conditions or trends in our industry or the economy as a whole including market expectations of changes in interest rates;
●	investors’ perceptions of our prospects;
●	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, or capital commitments; and,
●	changes in key personnel.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including companies in our industry. In the past, securities class action litigation has followed periods of market volatility. If we were involved in securities litigation, we could incur substantial costs, and our resources and the attention of management could be diverted from our business.

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In the future, we may also issue our securities in connection with investments or acquisitions. The number of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock and depress our stock price.

Our management team may have broad discretion over the use of the net proceeds from our sale of shares of stock to the Selling Stockholders, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team has broad discretion as to the use of the net proceeds from the sale of our shares of Stock to the Selling Stockholders, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

If, in the future, we decide to issue debt or equity securities that rank senior to our common stock, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings, if any. Thus, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their holdings in our common stock.

You may have difficulty depositing your shares with a broker or selling shares of our common stock which you acquire in this offering.

Many securities brokers will not accept securities for deposits and will not sell securities which:

●	are considered penny stocks, and/or
●	trade in the over-the-counter market

Further, for a securities broker which will, under certain circumstances, sell securities which fall under any or all of the categories listed above, the customer, before the securities broker will accept the shares for deposit, must often complete a questionnaire detailing how the customer acquired the shares, provide the securities broker with an opinion of an attorney concerning the ability of the shares to be sold in the public market, and pay a “legal review” fee which in some cases can exceed $1,000.

For these reasons, investors in this offering may have difficulty selling shares of our common stock.

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We have not paid, and do not intend to pay, cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered by this prospectus. We have agreed to bear the expenses (other than any underwriting discounts or selling commissions or any legal expenses incurred by any selling stockholder) in connection with the registration of the shares of our common stock being offered for resale hereunder by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell the shares at a fixed price until our shares are quoted on an existing public trading market and thereafter at prevailing market prices or privately negotiated prices. The fixed selling price is $0.50. The fixed price of the shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DIVIDEND POLICY

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and all earnings, if any, have been retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. As a result, investors may not receive any return on investment in common shares unless they sell them for a share price that is greater than that at which such investors purchased them

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We intend to identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTC MARKETS. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock is quoted on the OTC MARKETS, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the Selling Stockholder prior to the offering contemplated by this prospectus, the number of shares the Selling Stockholder is offering by this prospectus and the number of shares it would own beneficially if all such offered shares are sold.

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Beneficial ownership is determined in accordance with rules of attribution as promulgated by the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 40,703,052 shares of our common stock issued and outstanding as of the date of this prospectus.

Prior to this offering, there is currently no public market established for our common stock. The selling stockholders will sell the shares being registered under this prospectus at $0.50 per share. We intend to apply to list our shares of common stock on the OTCQX® Best Market or the OTCQB® Venture Market, subject to official notice of issuance, under the symbol “VERT”. No assurance can be given that our applications will be approved. If our application is not approved, we will not continue with this offering. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Name and Address of Beneficial Owners of Common Stock	Ownership Prior to the Offering(1)	% Prior to the Offering(1)	Total Shares Offered for Sale	Total Shares Immediately After Offering(2)	% Owned After Offering
Executive Officers & Directors
Deven Soni - 1887 Whitney Mesa Dr #9810, Henderson, NV 89014, USA(3)	10,500,000	25.80%	10,500,000	-	0%
Christopher Johnson - 13217 Jamboree Road, Tustin, CA, USA, 92782	3,500,000	8,60%	3,500,000	-	0%
Christopher Creatura - 993 Queen St. W, PH20, Toronto, Ontario, Canada, M6J 1H2	1,500,000	3.69%	1,500,000	-	0%
David Hackett - 20 Astley Avenue, Toronto, ON, Canada, M4W 3B4	1,000,000	2.46%	1,000,00	-	0%
Other Selling Stockholders
Non-Executive Officer and Non-Director Stockholders (4)	24,203,052	59.46%	24,203,052	-	0%
TOTAL	40,703,052	100%	40,703,052	-	0%

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(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in these footnotes.

(2) We do not know when or in what amounts the Selling Stockholders may offer shares for sale. The Selling Stockholders may not sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements, or undertakings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the Selling Stockholders.

(3) Mr. Deven Soni, our Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director, is the controlling principal of AASD Capital LLC, with an address of 1887 Whitney Mesa Dr #9810, Henderson, NV 89014, USA. AASD Capital LLC owns 10,500,000 shares of common stock of the Company prior to this offering.

(4) The non-executive officer and non-director selling stockholders includes ninety-one (91) holders, which account for 24,203,052 shares of common stock.

Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

As a group, the 95 selling stockholders are hereby registering 40,703,052 common shares. The price per share is $0.50 for the duration of the offering.

The shares owned by all of our shareholders, which includes the selling stockholders and our officers, director and founders, were acquired in several issuances as follows:

●	For a period from July 1, 2024 to the date of this Prospectus we issued 36,503,000 shares of common stock at par value to officers, directors and founders.
●	For a period from July 1, 2024 to the date of this Prospectus we issued 4,200,052 shares of common stock at a price of $0.50 per share and received $2,100,026 in cash.

All of our share issuance were in reliance of Section 4(a)(2) of the Securities Act.

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In the event the selling stockholders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the selling stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms, or other comparable terminology intended to identify statements about the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section titled “Summary of Consolidated Financial Information” and our audited financial statements and related notes, each included elsewhere in this prospectus. Some of the information contained in this discussion and analysis constitutes forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this Prospectus, particularly under the sections titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

The results of operations for the fiscal year ended September 30, 2024, are not necessarily indicative of the results that may be expected for any other future period. The following discussion should be read in conjunction with the annual consolidated financial statements and the notes thereto included in this prospectus. Further, the Company’s Management Discussion and Analysis of Financial Condition and Results of Operations has been prepared in accordance with Item 303 of Regulation S-K.

Overview

Vertical Data Inc. is a systems and solutions technology provider delivering high performance compute solutions to enterprise and data center clients. We distribute computer systems and information technology (“IT”) systems including graphics processing unit (“GPU”) servers, storage solutions, system components, software, networking and communications equipment, and related complementary products and services.

We distribute technology products from original equipment manufacturers (“OEMs”) as well as suppliers of next-generation technologies and delivery models such as converged and hyper-converged infrastructure. We purchase peripherals, IT systems, systems components, software, and networking equipment from a network of suppliers and sell them to our data center and enterprise customers. The Company also engages in the coordination and provision of data center services and hosting services for our customers.

Our Company’s business model focuses on supporting the demand for enterprise AI compute capability. We are characterized by high volumes of sales and price sensitivity by our end users. The market for IT products is generally characterized by declining unit prices and short product life cycles. We set our sales price based on the market supply and demand characteristics for each particular product or bundle of products we distribute and services we provide. In addition, we try to provide just-in-time delivery of the IT products to avoid taking significant inventory in order to ensure positive working capital cycles and to ensure our product offerings tie with current market demands.

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We are highly dependent on the end-market demand for IT products and on our partners’ strategic initiatives and business models. This end market demand is influenced by many factors including the introduction of new IT products and software by OEMs, replacement cycles for existing IT products, trends toward AI computing, overall economic growth and general business activity. A difficult and challenging economic environment may also lead to consolidation or decline in the IT industries and increased price-based competition

We are an early-stage company. Our financial results reflect our investment in building a direct sales force for revenue-producing initiatives and the development of a business development team for identifying target customers and key equipment and hardware suppliers.

We are a value-added reseller of best-in-class technology and computing solutions to data centers. Our mission is to expand the availability of high-performance computing to the global landscape. We accomplish this by providing infrastructure hardware and services to data centers and enterprises looking to utilize high performance compute such as machine learning and inference.

We intend to make deliberate and substantial investments in support of our mission and long-term growth. For example, we have invested in building a team of expert and experienced consultants and business development personnel that is responsible for development and expansion of our customer base and our technology supplier base. We also plan to make significant investments in sales and marketing and incentives to grow and retain our customer base.

Our priorities are to (a) continue to invest in identifying best-in-class technologies that will enable us to expand our product offerings, (b) establishing and extending our product offerings in new jurisdictions, and (c) expand our product and service offerings that are related to and complimentary of our existing product offerings.

Our current business is highly scalable with relatively minimal incremental spend in adding consulting resources to our sales and business development personnel. We will continue to manage our fixed-cost base in conjunction with our market entry plans and focus our variable spend on marketing, customer experience and support to become the value-added reseller of choice for customers and to maintain favorable relationships with suppliers. We also expect to improve our profitability over time as our revenue and gross profit expand as customer relationships mature and expand, and our variable marketing expenses and fixed costs stabilize or grow at a slower rate.

Our path to profitability is based on the acceleration of positive contribution profit growth driven by increased revenue and gross profit generation from ongoing customer acquisition, strong customer retention, improved monetization from increased sales volume, as well as scale benefits from investments in our general and administrative functions. On an adjusted EBITDA basis, we expect to achieve profitability when total contribution profit exceeds the fixed costs of our business, which depends, in part, on the number of customers that have access to our product offerings and the other factors summarized in the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

We distribute our products and technology solutions through direct sales channels managed by our team of consultants in addition to our own direct-to-customer platforms and web pages.

The Company was incorporated in Nevada on May 3, 2024, and our corporate office is currently located in Las Vegas, Nevada.

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Liquidity and Capital Resources

The Company has funded its operations primarily through ongoing sales of equipment to its customers and through a private equity offering to investors resulting in gross proceeds of approximately $2 million. As of September 30, 2024, the Company has not borrowed money to fund its business through either note payables or lines of credit. The Company plans to continue to fund its operations through private equity offerings as well as cash generated from its ongoing business operations.

The Company purchases equipment from certain suppliers to sell to its customers. However, as of September 30, 2024, the Company has not entered into any long-term commitments or contractual obligations with those suppliers to purchase equipment. Further, while the Company entered into a lease agreement subsequent to its most recent fiscal year-end, the agreement is on a month-to-month basis and we do not expect the agreement to have a material impact on our financial statements or results of operations.

Cash Flows

The following table summarizes the Company’s cash flows for the period ended September 30, 2024:

Fiscal Period Ended September 30, 2024(1)
Net (loss) income	$(350,599)
Net cash from (used) in operating activities	$(518,478)
Net cash used in investing activities	$(1,352)
Net cash provided by financing activities	$947,552
Net change in cash and cash equivalents	$427,722
Cash and cash equivalents, beginning of period	$-
Cash and cash equivalents, end of period	$427,722

(1) Represents fiscal period from Company inception on May 3, 2024 through September 30, 2024

Operating Activities

Net cash used in operating activities for the period was approximately $0.5 million. The amount was primarily comprised of a net loss of $0.4 million and a change in other current assets of approximately $0.7 million offset by stock-based compensation expense of approximately $0.2 million and the change in accrued liabilities and other current liabilities of $0.1 million and $0.2 million, respectively.

Investing Activities

The Company’s investing activities for the period were not material and consisted solely of the purchase of computer equipment.

Financing Activities

Net cash provided from financing activities for the period consisted solely of a private equity offering resulting in net proceeds of approximately $0.9 million.

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Going Concern

Pursuant to the guidance in ASC 205-40 Going Concern, for each annual and interim reporting period an entity’s management must evaluate whether there are conditions and events, considered in the aggregate, that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. To that extent, the Company incurred a net loss of approximately $0.4 million during the year ended September 30, 2024 and had cash of approximately $0.4 million as of its fiscal year end. With that said, as of the date of the filing, the Company has entered into certain arrangements to raise additional capital. As such, the Company believes that the substantial doubt about our ability to continue as a going concern has been alleviated as a result of consideration of management’s plans.

Results of Operations

We are an early-stage company, and our historical results may not be indicative of our future results. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or future results of operations.

As noted above, the Company was incorporated on May 3, 2024. As such, no comparative period has been presented in the filing. During its fiscal year ended September 30, 2024, the Company recognized revenue of approximately $6.9 million and had a net loss for the period of approximately $0.4 million. Revenue for the period was generated solely by equipment sales to the Company’s customers. Further, the net loss for the period was primarily driven by cost of revenue of approximately $6.5 million and general and administrative expense of $0.7 million.

Critical Accounting Estimates

Pursuant to Item 303(b)(3) of Regulation S-K, critical accounting estimates are “those estimates made in accordance with generally accepted accounting principles that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on the financial condition or results of operations of the registrant”.

The Company’s audited financial statements included the following critical estimates as of September 30, 2024:

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with the core principle outlined in ASC 606 Revenue from Contracts with Customers. Specifically, the Company recognizes revenue “to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services”. To that extent, the Company recognizes revenue in accordance with the ASC Topic by applying the following five steps:

●	Step 1-Identify the contract(s) with a customer
●	Step 2-Identify the performance obligations in the contract
●	Step 3-Determine the transaction price
●	Step 4-Allocate the transaction price to the performance obligations in the contract
●	Step 5-Recognize revenue when (or as) the Company satisfies a performance obligation

The Company’s contracts with its customers currently only contain a single performance obligation comprised of the sale of IT equipment. Further, as noted above, revenue is recognized at a point in time upon delivery of the equipment to the customer at the agreed upon location. The Company does not currently extend any form of payment terms to its customers and, as such, full payment for the equipment is received from the customer (via wire payment) immediately upon delivery of the equipment. As full payment is received only upon delivery, the Company typically does not have the need to recognize contract assets, contract liabilities or accounts receivable.

In determining the transaction price, the Company’s contracts with its customers do not include a significant financing component, noncash consideration or consideration payable to the customer. The Company’s contracts do include a refund option whereby the customer has the right to return the equipment to the Company for a full refund within a stated period after purchase. However, the Company noted that equipment returns were highly infrequent and were not material to our results of operations. As such, no refund liability has been recorded.

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As it pertains to incremental costs of obtaining a contract, the Company, in accordance with the practical expedient provided in ASC 340-40, has elected to expense when incurred all sales commissions paid to its employees as the amortization period of the asset that the entity would have recognized would be one year or less.

Stock Based Compensation

The Company accounts for its stock-based compensation awards to employees and members of its Board of Directors (the “Board”) in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees and Board members, including grants of employee stock options, to be recognized in the statement of operations by measuring the fair value of the award on the date of grant and recognizing this fair value as stock-based compensation over the requisite service period, generally the vesting period. The Company determines the fair value of its underlying shares in accordance with the practical expedient for nonpublic entities provided in ASC 718-10-30.

The Company estimates the grant date fair value of stock option awards using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires management to make assumptions with respect to the fair value of our underlying shares, the expected term of the option, the expected volatility of the Common Stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the Common Stock.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting—Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires incremental disclosures related to a public entity’s reportable segments. Required disclosures include, on an annual and interim basis, significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, an amount for other segment items (which is the difference between segment revenue less segment expenses and less segment profit or loss) and a description of its composition, the title and position of the CODM, and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. The standard also permits disclosure of more than one measure of segment profit. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company does not believe the adoption of ASU 2023-07 will have a material impact on its financial statements.

In December 2023, the FASB issued ASU 2023-09-Income Taxes (Topic 740)-Improvements to Income Tax Disclosures, which requires entities to provide additional information in the rate reconciliation and additional disclosures about income taxes paid. The guidance should be applied prospectively and is effective for annual periods beginning after December 15, 2024. The Company does not expect the issued standard to have a material impact on its financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The amendments in this update require disclosure, in the notes to financial statements, of specified information about certain costs and expenses at each interim and annual reporting period. The amendments are effective for annual periods beginning after December 15, 2026, and reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of the new ASU to its financial statements.

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Growth Strategy

Our strategy is to continue to expand supplier relationships which in turn provide depth to our overall product offerings, and to utilize the depth and performance of our product offerings to attract and build our customer base. Key to our strategy is that we increase order size per customer and provide world-class service and support that will enable us to maximize customer retention and move upstream from one-off hardware sales to long-term partnerships with top tier global customers. Additionally, we plan to expand our hardware sales from OEM products to products we develop and brand internally that meet specific use cases in a more cost efficient and performant manner.

Our priorities are to (a) continue to invest in identifying best-in-class technologies that will enable us to expand our product offerings, (b) establishing and extending our product offerings in new jurisdictions, and (c) expand our product and service offerings that are related to and complimentary of our existing product offerings.

Description of Service Offerings

We offer a comprehensive offering of high-performance computer products from a group of proprietary network suppliers, enabling us to offer comprehensive solutions to our enterprise and data center customers. The typical products we provide are servers used in training large language (“LLM”) models as well as systems that are used in LLM inference (or using these models to draw conclusions from an input). Our products typically come in the form of bare metal servers (or fully constructed servers that can be used for the above uses), or pre-configured systems that have the software pre-installed.

Estimated Expenses for the Next Twelve Months

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise additional proceeds that may be needed to secure additional personnel and marketing funds, those funds would be allocated as follows:

Our management may hire full or part- time employees or independent contractors over the next six (6) months; however, at the present, the services provided by our officer and director appears sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these individuals and can be supplemented by engaging independent contractors. Our management’s responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize may be independent contractors. We do not intend to enter into any employment agreements with any of these professionals. We have entered into a one-year employment agreement with Mr. Soni. Thus, other than Mr. Soni, these persons are not intended to be employees of our Company.

Our management does not expect to incur any material research costs in the next twelve (12) months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our officer or directors. Additionally, we believe that this fact shall not materially change.

Available Working Capital, Trends, and Uncertainties

We currently have approximately $1.5M in cash available to fund our operations. We intend to raise additional capital either in the form of equity and/or debt, or advances from our related parties, to provide us with the necessary capital to execute our business plan.

Financial Instruments and Risk Management

We have exposure to the following risks from our use of financial instruments. Our board of directors approves and monitors the risk management processes / Other.

Financial Instrument Classification and Measurement:

Financial instruments that are recorded at fair value on the annual statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements.

The fair value of hierarchy has the following levels:

-	Level 1 – quoted prices in active markets for identical financial instruments.

-	Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in the markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

-	Level 3 – valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Cash, accounts payable and accrued liabilities, due to shareholders and due to related parties represent financial instruments for which the carrying amount approximates fair value due to their short-term maturities.

Market Risk

Market risk is the risk that changes in market prices will affect our earnings or the value of our financial instruments. The objective of market risk management is to manage and control exposures within acceptable limits, while maximizing returns.

Interest Rate Risk

Interest rate risk is the risk that changes in interest rates will impact our cash flows. As due from shareholders and due to related parties bare no interest rate, we are not exposed to any interest rate risk.

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Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. We are not exposed to any credit risk. Management has mitigated the risk by using tier 1 financial institutions for managing our cash, selling products on credit card/cash basis, and establishing communication channels with the counterparties of the receivables for ongoing monitoring of their financial performance.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet our financial obligations associated with our financial liabilities. We manage liquidity risk through the management of our capital structure. Our approach to managing liquidity is to ensure that we will have sufficient liquidity to settle obligations and liabilities when due.

Foreign Exchange Risk

We are not exposed to such risk as all financial instruments are denominated in United States dollars.

COMMITMENTS

None.

RELATED PARTY TRANSACTIONS

None.

Plan of Operation

We are a value-added reseller specializing in sourcing and supplying information technology solutions to data centers. Our goal is to source best-in-class third-party technology and partner with the developers of that technology to commercialize and distribute it to a global network of data center and enterprise clients.

Plan of Operation – Milestones

We are at an early stage of our new business operations. Over the next twelve months, our primary target milestones include:

1.	Expanding our product and service offerings

2.	Securing a credit partner

3.	Establish additional industry partnerships

We continue to evaluate opportunities which have synergies to our existing platforms and anticipate sustainable financial profitability in 2025.

Revenues

We will primarily derive revenue from the sale of high-performance computing systems. We plan to expand our revenue channel to services including data center integration services and managed services. We plan to invest in sales and marketing, as well as into the expansion of our sales force and business development personnel, to retain and acquire customers. However, sales and marketing expenses may fluctuate as a percentage of revenue depending on the timing and efficiency of our marketing efforts.

Cost of Revenue

Cost of revenue primarily includes costs of the hardware sold to our customers.

Financing Strategy

Our ability to increase our revenues and market our services will be dependent on additional outside financing, and reinvesting our profits. Primary responsibility for the overall planning and management of our services will rest with our management. For each product and service we plan to offer, management will need to assess the market and our needs to offer such consulting or advisory services at cost-effective prices to data center customers. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever offer services on cost-effect terms.

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BUSINESS

Business Overview

We are an early development-stage systems and solutions technology provider delivering high performance computer solutions to enterprise and data center clients. We distribute computer systems and information technology (“IT”) systems including graphics processing unit (“GPU”) servers, storage solutions, system components, software, networking and communications equipment, and related complementary products and services.

Our business model entails distributing technology products from original equipment manufacturers (“OEMs”) as well as suppliers of next-generation technologies and delivery models such as converged and hyper-converged infrastructure. We purchase peripherals, IT systems, systems components, software, and networking equipment from a network of suppliers and sell them to our data center and enterprise customers.

As part of our business, we will also engage in the coordination and provision of data center services and hosting services for our customers. While providing the business services mentioned above to our clients, we are also continuing research and development in order to develop our own hardware devices and software to sell into our existing channels.

Our business is characterized by high volumes of sales and price sensitivity by our end users. The market for IT products is generally characterized by declining unit prices and short product life cycles. We set our sales price based on the market supply and demand characteristics for each particular product or bundle of products we distribute and services we provide. In addition, we try to provide just-in-time delivery of the IT products to avoid taking significant inventory which allows us to ensure positive working capital cycles and to ensure our product offerings tie with current market demands.

We are highly dependent on the end-market demand for IT products and on our partners’ strategic initiatives and business models. This end market demand is influenced by many factors including the introduction of new IT products and software by OEMs, replacement cycles for existing IT products, trends toward AI computing, overall economic growth and general business activity. A difficult and challenging economic environment may also lead to consolidation or decline in the IT industries and increased price-based competition.

Reliance on Management

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results or financial condition.

Competition

The mission-critical information technology solutions market is large, fragmented, and highly competitive. We compete for contracts based on the strength of our customer relationships, successful past performance, significant technical expertise, specialized knowledge, and broad service offerings. Our strength lies in our ability to deliver quality solutions on time and with high quality at a competitive price. These solutions can be complex or simple. We have gained traction by providing complex AI solutions utilizing GPU and advanced thermal management technology. We often compete against channel re-sellers and divisions of large information technology service and equipment providers. In some cases, because of diverse requirements, we collaborate with these and other competitors for projects. We respect competition in the information technology services sector, and we embrace what we need to do to compete and win to continue to increase in the future.

Certain competitors have more established relationships and greater financial resources and they can use their resources against the Company in a variety of competitive ways, including by making acquisitions, investing aggressively in research and development, and competing aggressively for strategic partners, advertisers, employees, technologies, digital media rights, websites and applications. These competitors also may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, or otherwise develop more commercially successful products or services than the Company’s, which could negatively impact its business by affecting its ability to attract and retain existing and new sports betting customers.

With respect to competing for customers, we will compete primarily on the basis of our ability to timely fulfill customer technology and operating requirements, and to do so cost-effectively to the customer, in addition to brand and reputation as a high-quality and reliable provider of best-in-class technologies to our customers. We will seek to expand our relationships with new customers and technology suppliers.

Most of our competitors and our potential competitors have one or more advantages over us, including:

●	significantly greater financial and personnel resources;
●	stronger brand and customer recognition;
●	longer and larger customer histories;
●	lower labor, sales and marketing costs and better overall economies of scale; and
●	broader distribution and presence.

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We believe that our small size will provide us some amount of a competitive edge in the near term as we are able to make quick decisions to take advantage of customer preferences and emerging technologies. We are aware of the increasing role of Artificial Intelligence (AI) and the related increased demand for high performance computing solutions amongst data centers.

We believe that we can compete favorably in our market. Successful execution of our strategy depends on our ability to attract and retain customers, expand our customer base and their respective purchasing volumes, attract and supplier partners, and offer a strong level of service and expertise to our customers.

Intellectual Property Rights

We do not currently have any intellectual property rights other than common law trademark rights and copyrights.

Dependence on Customers

We have a limited number of customers. However, we intend to invest into business development and sales and marketing resources, which we believe will provide us with customers to execute on our business plan.

Trademarks and Patents

We do not have any registered trademarks or patents.

Need for any Government Approval of Principal Services

We are subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. Sales of the services we intend to provide to customers may be subject to U.S. and local government regulations.

Research and Development

We have not spent any money on research and development activities.

Employees

As of the date of this Prospectus, we have one full-time employee and nine (9) consultants who devote their time as needed to our business.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

However, we may from time to time after the date of this prospectus become subject to claims and litigation arising in the ordinary course of business. One or more unfavorable outcomes in any claim or litigation against us could have a material adverse effect for the period in which such claim or litigation is resolved. In addition, regardless of their merits or their ultimate outcomes, such matters are costly, divert management’s attention, and may materially adversely affect our reputation, even if resolved in our favor.

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Property

We hold no real property. We do not presently own any interest in real estate. Our executive, administrative and operating offices are located at 1980 Festival Plaza Drive, Suite 300, Las Vegas, NV 89135. We have a lease with the landlord for use of the facilities, conference room and other amenities for a one-year term for $341 per month.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers, key employees and directors.

Name	Age	Position(s)
Deven Soni	44	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director
Christopher Creatura	34	Chief Financial Officer
Christopher Johnson	51	Chief Sales Officer
David Hackett	60	Director
Jaime Leverton	45	Director

Biographical and certain other information concerning the Company’s officers and directors is set forth below. There are no familial relationships among any of our directors. Except as indicated below, none of our directors is a director in any other reporting companies. None of our directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Each executive officer serves at the pleasure of the Board of Directors.

Deven Soni is our Chairman, President, Chief Executive Officer and Director and has served in that capacity since May 3, 2024. Mr. Soni, age 45, combines over 20 years of experience in senior management within the investment and technology industries, following a 2-year career as an investment banker at Lazard (2002–2004). From 2006 to 2008, he was an Investment Professional at Goldman Sachs, focusing on technology buyouts and venture capital, and from 2008 to 2010, he held a similar role at Highland Capital Partners. Mr. Soni co-founded Wired Investors (2016–2022), a tech-focused buyout firm, and Acquira (2018–2022), a business acquisition vehicle. He served as Founding COO at Tokens.com (2021–2023), a blockchain infrastructure company, and co-founded Snowball Industries in 2020, an HVAC roll-up. Currently, Mr. Soni is Chairman of the Board at Matador Gold Technologies (2022–Present) and serves on the boards of Snowball Industries (2020–Present), and Polymath Research Inc. (2017–Present). He holds a Bachelor of Science degree in Business Administration from the University of California, Berkeley (1998–2001).

Christopher Creatura is our Chief Financial Officer and has served in that capacity since May 3, 2024. Mr. Creatura, age 34, is a finance professional and investor. He began his career as a consultant at Deloitte (2013–2015). He moved into investment banking at BofA Merrill Lynch (2015–2019) and then private equity at Enduring Ventures (2020–2021). He has since held executive roles at Bluefin Trading (VP of Growth, 2021–2022) and Live Patrol (CFO & CSO, 2022–2024). He has also advised on M&A transactions and capital raises through his firm Conway Merchants (2019–2024). Mr. Creatura serves on the board of The Fitting Room. He is a CPA.

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Christopher Johnson, Chief Sales Officer, age 51, combines over 25 years of experience in senior management within the technology and enterprise hardware sectors. Previously, he had been involved in five companies in the enterprise technology industry, holding positions including Channel Sales Manager, Territory Sales Manager, Executive Vice President of Sales, and Director of Business Development. From 2004 through December 2011, Mr. Johnson was the Channel Sales Manager for SMART Modular Technologies, a company focused on high-performance computing and data center products. From February 2017 to May 2018, he was Executive Vice President of Sales for ID Private Equities, a company involved in enterprise hardware and software solutions. From May 2019 to July 2021, he was Director of Business Development at Fasetto, Inc., a technology company specializing in software and hardware solutions for connectivity. Mr. Johnson was also Co-Founder of Sur Technology from 2011 to May 2024, where he led an independent distributor of enterprise-level IT hardware, serving data centers, OEMs, and VARs across global markets. He is currently a Partner at Vertical Data, a technology infrastructure solutions provider that integrates the AI value chain, including GPUaaS, colocation, and next-gen platform deployment. He holds extensive expertise in enterprise technology strategy, global sales, and business development.

David Hackett serves on our Board of Directors and has served in that capacity since July 1, 2024. David Hackett, Director, age 60, combines over 20 years of experience in senior management as a Director and/or Chief Financial Officer. He was previously the CFO of 48North Cannabis Corp., a licensed cannabis producer (TSXV:NRTH); Mavencare Inc., providing personalized home care services to keep seniors safe and independent at home; Coupgon Inc, Canada’s first fully digital grocery coupon solution (sold to a joint venture between Yellow Pages and CGI), and Diversinet Corp., a Nasdaq and TSXV listed company, specializing in the infrastructure that wireless software applications need for secure, confidential and authenticated data exchanges. He is also currently a director of Ayurcann Holdings Corp., a licensed producer under the Cannabis Act (Canada); Polymath Research Inc., a software development company and Belmont House Foundation, a long-term care facility. Mr. Hackett is a CA, CPA and holds an MBA from the Ivey Business School at the Western University.

Jaime Leverton serves on our Board of Directors and has served in that capacity since July 1, 2024. Jaime Leverton, Director, age 47, combines over 24 years of experience in senior management within the technology and digital infrastructure industries. She has held leadership roles at prominent companies, including IBM (2000–2009), Bell Canada (2010–2014), BlackBerry (2014–2016), National Bank of Canada (2016–2017), Cogeco Peer 1 (2017–2019), and eStruxture Data Centers (2019–2020). Most recently, she served as CEO of Nasdaq-listed Hut 8 Mining Corp. (2020–2024), where she led strategic transformation and growth. Ms. Leverton is currently the CEO of Ulys Holdings (2024–Present) and Chairperson of Synteq Digital (2024–Present). She holds a Bachelor of Social Science from the University of Ottawa, an MBA from Dalhousie University, and an ICD.D designation from the Rotman School of Management.

Term of Office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of our Board.

Conflicts of Interest

At times, certain directors and officers of the Company are also, or may become, directors and officers of other entities, or are otherwise engaged, and will continue to be engaged, in activities that may put them in conflict with the business strategy of the Company.

Code of Business Conduct and Ethics

On September 12, 2024 the Board of Directors adopted a Code of Ethics and Business Conduct which is applicable to our future employees, and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,
●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
●	compliance with applicable laws, rules and regulations,
●	the prompt reporting violation of the code, and
●	accountability for adherence to the code.

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Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Involvement in Certain Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of operations in the normal course of business. Currently there are no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or that involve the Company or any of its affiliates which, in the opinion of the management, would require disclosure.

Committees of the Board of Directors

Concurrently with having sufficient members and resources, our directors will increase the number of directors for our board and will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers’ and directors’ liability insurance at such time when we have the resources to do so.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table summarizes all compensation for fiscal year 2024 earned by our “Executive Officers”. Our Company was formed on May 3, 2024.

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Deven Soni-Chairman, President and Chief Executive Officer	2024	$30,000		-	727,500	-	-	-	757,500
Christopher Creatura-Chief Financial Officer	2024	$30,000		-	363,750	-	-	-	393,750
Christopher Johnson-Chief Sales Officer	2024	$324,500		-	242,500	-	-	-	567,000

(1) Deven Soni and Christopher Creatura received consulting fees. Christopher Johson received commission on sales he originated.

(2) For information regarding the assumptions made in determining the fair value of the granted options please refer to the footnotes to the Company’s audited financial statements included in the filing.

On July 1, 2024, we entered into an employment agreement with Mr. Deven Soni for his services as our Chief Executive Officer and President. The agreement is for a period of 5 years and renews automatically thereafter for subsequent one-year terms. Pursuant to the agreement, Mr. Soni receives a base salary of $120,000 beginning January 1, 2025. He has an opportunity to receive performance-based compensation in the amount of 50% of his base salary, and in no event less than $40,000, based upon the achievement of annual performance goals established by the Board/Compensation

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Committee of the Board (the “Compensation Committee”). In addition, Mr. Soni was also granted 1,500,000 options during July of 2024. The options vest ratably over a three-year period (with 1/3rd vesting at each anniversary of the grant date) and do not contain any provision that could cause the exercise price to be lowered. Further, he received a $30,000 consulting fee during the period ended September 30, 2024. He is also eligible to participate in any long-term incentive compensation programs that become available to our executive officers. Mr. Soni has 14 days of paid vacation per calendar year (prorated for partial years) in accordance with the Company’s vacation policies, as in effect from time to time. To the extent permitted under applicable law, Mr. Soni’s vacation time that accrues during any given year may not roll over to a subsequent year. Mr. Soni is further entitled to participate in other benefit plans made available to our employees and executive officers from time to time.

On July 1, 2024, we entered into a consultant agreement with Mr. Christopher Creatura for his services as our Chief Financial Officer. Pursuant to the agreement, Mr. Creatura receives a base fee of $120,000, of which $30,000 was paid during the period ended September 30, 2024. He has an opportunity to receive performance-based compensation in the amount of 50% of his base fee, and in no event less than $40,000, based upon the achievement of annual performance goals established by the Board/Compensation Committee of the Board (the “Compensation Committee”). In addition, Mr. Creatura was also granted 750,000 options during July of 2024. The options vest ratably over a three-year period (with 1/3rd vesting at each anniversary of the grant date) and do not contain any provision that could cause the exercise price to be lowered. He is also eligible to participate in any long-term incentive compensation programs that become available to our executive officers.

On July 1, 2024 we entered into a consultant agreement with Mr. Christopher Johnson for his services as Chief Sales Officer. Pursuant to the agreement, Mr. Johnson receives a base fee of $180,000 beginning January 1, 2025. Additionally, he receives a commission on sales he originates. He has an opportunity to receive performance-based compensation in cash or shares based on gross profit targets. During the period ended September 30, 2024, Mr. Johnson received a $324,000 commission for sales of equipment to customers. In addition, Mr. Johnson was also granted 500,000 options during July of 2024. The options vest ratably over a three-year period (with 1/3rd vesting at each anniversary of the grant date) and do not contain any provision that could cause the exercise price to be lowered. He is also eligible to participate in any long-term incentive compensation programs that become available to our executive officers.

Employment Agreements

The sole employment agreement is with Mr. Soni, our Chief Executive Officer.

Director Compensation

Name	Year(1)	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(2)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
David Hackett	2024	$-	-	242,500	-	-	$242,500
Jaime Leverton	2024	$-	-	242,500	-	-	$242,500

(1) All of the options granted to the Company’s directors were still outstanding as of September 30, 2024.

(2) For information regarding the assumptions made in determining the fair value of the granted options please refer to the footnotes to the Company’s audited financial statements included in the filing.

Equity Compensation Plans

We believe that our ability to grant equity-based awards is a valuable compensation tool that enables us to attract, retain, and motivate our employees, consultants, and directors by aligning their financial interests with those of our stockholders.

On July 1, 2024, the Company’s board of directors approved the Company’s 2024 Equity Incentive Plan (the “Plan”), which was designed to attract, retain and motivate key employees, officers, consultants, and directors of the Company (collectively, the “Eligible Persons”) to promote the success of the Company’s business. The Plan authorizes the award to Eligible Persons of stock options, restricted stock, restricted stock units, or other stock-based awards granted under the Plan. Under the Plan, the Company reserved 7.8 million shares of its stock for issuance to eligible persons. However, no more than 500,000 shares of the Company’s stock may be issued or transferred upon the exercise or settlement of any incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

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Outstanding Equity Awards at Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market Value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Deven Soni	-	-	1,500,000	$0.05	July 1, 2034	-	-	-	-
Christopher Creatura	-	-	750,000	$0.05	July 1, 2034	-	-	-	-
Christopher Johnson	-	-	500,000	$0.05	July 1, 2034	-	-	-	-

(1) Deven Soni, Christopher Creatura and Christopher Johnson were granted 1,500,000, 750,000 and 500,000 options, respectively, during the fiscal period ended September 30, 2024. These shares vest ratably over a three-year period with each tranche vesting at the anniversary of the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (ITEM 11M)

Pursuant to the requirements of Item 403 of Regulation S-K, the Company has provided the security ownership information of certain beneficial owners and management as of January 8, 2025 as follows:

Title of class(1)	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class(2)
Common Stock	AASD Capital LLC (Deven Soni) 1887 Whitney Mesa Dr. #9810 Henderson, NV 89014, USA	10,500,000	26%
Common Stock	TDK Cashflow Ltd. (Trevor Koverko) 180 University Ave, Suite 6202, Toronto, ON, M5H OA2, Canada	10,200,000	25%
Common Stock	Christopher Johnson 13217 Jamboree Road, Tustin, CA, USA 92782	3,500,000	9%

(1) Based on a registered list of shareholders of the Company as of the date of the Prospectus.

(2) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not counted as outstanding for computing the percentage of any other person. Based on 40,703,052 Common Shares issued and outstanding as of the date of the Prospectus.

SECURITY OWNERSHIP OF MANAGEMENT

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class(1)
Common Stock	AASD Capital LLC (Deven Soni)	10,500,000	26%
Common Stock	Christopher Johnson	3,500,000	9%
Common Stock	Christopher Creatura	1,500,000	4%
Common Stock	David Hackett	1,000,000	2%
Common Stock	Directors and Executive Officers as a group	16,500,000	41%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not counted as outstanding for computing the percentage of any other person. Based on 40,703,052 Common Shares issued and outstanding as of the date of the Prospectus.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have not yet adopted written policies and procedures for the review of any transaction, arrangement or relationship between us and one of our executive officers, directors, director nominees or 5% or greater stockholders (or their immediate family members), each of whom we refer to as a “related person,” in which such related person has a direct or indirect material interest. However, Mr. Soni reports related party transactions to our legal counsel. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to or better than terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Except as set forth below there have been no related party transactions since our inception and there are no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

We intend to adopt a policy that calls for any proposed related party transaction to be reviewed and, if deemed appropriate, approved by a governance committee comprised of independent directors once we are in a position to expand our board of directors.

Our Chairman, President, and Chief Executive Officer is Mr. Soni.

Our principal office and mailing address is 1980 Festival Plaza Drive Suite 300, Las Vegas, NV, 89135.

Director Independence

Our board consists of three directors. We intend to expand the board, establish committees comprised of independent directors and maintain a majority of independent directors in the future.

DESCRIPTION OF SECURITIES

The description below of our capital stock and provisions of our amended and restated certificate of incorporation and bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is part. You should read the provisions of our certificate of incorporation, certificate of designations and our bylaws as currently in effect for provisions that may be important to you.

We were incorporated under the laws of the State of Nevada on May 3, 2024. We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share.

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.0001 par value per share. As of the date of this registration statement, there are 40,703,052 shares of our common stock issued and outstanding held by 95 shareholders of record.

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Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there is no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

Our transfer agent is Colonial Strock Transfer, 7840 S 700 E, Sandy, UT 84070, having a telephone number of 801-355-5740.

Anti-Takeover Effects of Various Provisions of Nevada Law, Our Articles of Incorporation and Our Bylaws

Provisions of the NRS and our articles of incorporation and bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. The Company believes that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

PLAN OF DISTRIBUTION

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

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The selling stockholders will sell the shares being registered under this prospectus at $0.50 per share. If we succeed in securing quotation of our common stock on the OTCQX® Best Market or the OTCQB® Venture Market and a market for our shares develops, the selling stockholders may sell their shares from time to time at the prevailing market price at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. A selling stockholder may use any one or more of the following methods when selling the shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or,
●	any other method permitted pursuant to applicable law.

If the selling stockholders sell shares through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure you that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

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In connection with the sale of the shares, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the shares to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the shares. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares outside of the ordinary course of business or, at the time of the purchase of the shares, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We will pay all fees and expenses incident to the registration of the shares. We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in passive market-making activities with respect to the shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

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State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the shares may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described below, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or
●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

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Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described below.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and all of our existing stockholders and holders prior to this offering holding five percent (5%) or more of our common stock securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the representative of the underwriters, for a period of six (6) months following the closing of this offering.

In addition, our company has agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the representative of the underwriters, for a period of six (6) months following the closing of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. AND NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the ownership and / or disposition of our Common Stock in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all in effect as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, or other financial institutions;
●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;
●	regulated investment companies and real estate investment trusts;
●	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate; earnings to avoid U.S. federal income tax;
●	brokers or dealers in securities or currencies
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
●	tax-qualified retirement plans;
●	certain former citizens or long-term residents of the United States;
●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);
●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or
●	persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction or other similar transaction.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

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You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;
●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;
●	an estate or trust whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Dividends

As described in the section titled “Description of Securities,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions in cash or other property on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exceptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange, or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax.

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);
●	a foreign corporation;
●	an estate or trust that is not a U.S. holder, or
●	any other Person that is not a U.S. holder.

but generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of future earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); or,
●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

Federal Estate Tax

Common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

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Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective shareholder should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the Common Stock offered by us in this offering will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

INTEREST OF NAMED EXPERTS

BCRG Group, Inc., an independent registered public accounting firm, has audited our financial statements as of and for the year ended September 30, 2024, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of BCRG Group, Inc., given on their authority as experts in accounting and auditing in giving said reports.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the exhibits filed as part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as proved by the Securities Exchange Act. Our The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at the following address: http://www.sec.gov. Our SEC filings are available to the public through the SEC Internet site.

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Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

VERTICAL DATA INC.

INDEX TO FINANCIAL STATEMENTS

INDEX TO AUDITED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2024

AND FOR THE PERIOD FROM MAY 3, 2024

(DATE OF INCEPTION) TO SEPTEMBER 30, 2024

F-1

200 Spectrum Center Drive, Suite 300 Irvine, CA 92618 (714) 234-5980 www.bcrgcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Vertical Data Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Vertical Data Inc. (the “Company”) as of September 30, 2024, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period May 3, 2024 (date of formation) to September 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024, and the results of its operations and its cash flows for the period May 3, 2024 (date of formation) to September 30, 2024, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates. The Company did not have any critical audit matters

/s/ BCRG Group

BCRG Group (PCAOB ID 7158)

We have served as the Company’s auditor since 2024.

Irvine, CA

December 16, 2024

F-2

VERTICAL DATA INC.

BALANCE SHEET

	September 30,	Inception as of May 3,
	2024	2024
ASSETS
Current assets:
Cash	$427,722	$-
Other current assets	664,000	-
Prepaid expenses	29,989	-
Total current assets	1,121,711	-
Property and equipment, net	1,329	-

Total assets	$1,123,040	$-

LIABILITIES AND EQUITY
Current liabilities:
Accrued liabilities	$143,115	$-
Other Current Liabilities	224,000	-
Total current liabilities	367,115	-
Total liabilities	367,115	-

Equity:
Common stock, $ 0.0001 par value, 100,000,000 shares authorized; 38,397,052 and 0 shares issued and outstanding at September 30, 2024 and May 3, 2024, respectively.	3,839	-
Additional paid in capital	1,102,685	-
Accumulated deficit	(350,599)	-
Total equity (deficit)	755,925	-

Total liabilities and equity	$1,123,040	$-

The accompanying notes are an integral part of these financial statements.

F-3

VERTICAL DATA INC.

STATEMENT OF OPERATIONS

Fiscal Period Ended September 30, 2024 (1)

Revenue	$6,866,558
Cost of revenue	6,542,000
Gross profit	324,558

Operating expenses:
General and administrative	675,157
Total operating expenses	675,157

Loss from operations	(350,599)

Net (loss) income	$(350,599)

Earnings (loss) per common share:
Basic and diluted	$(0.02)

Weighted average common shares outstanding:
Basic and diluted	23,294,212

(1) Represents fiscal period from Company inception on May 3, 2024 through September 30, 2024

The accompanying notes are an integral part of these financial statements.

F-4

VERTICAL DATA INC.

STATEMENT OF SHAREHOLDERS’ EQUITY

	Common Stock			Accumulated
	# of Shares	Amount	APIC	Deficit	Total

Inception as of May 3, 2024	-	-	-	-	-
Issuance of founders shares	36,503,000	$3,650	$(3,064)	$-	$586
Issuance of common stock	1,894,052	189	946,777	-	946,966
Stock-based compensation	-	-	158,972	-	158,972
Net loss	-	-	-	(350,599)	$(350,599)
September 30, 2024	38,397,052	$3,839	$1,102,685	$(350,599)	$755,925

The accompanying notes are an integral part of these financial statements.

F-5

VERTICAL DATA INC.

STATEMENTS OF CASH FLOWS

Fiscal Period Ended September 30, 2024 (1)

Cash flows from operating activities:
Net (loss) income	$(350,599)
Adjustments to reconcile net (loss) income to net cash used in operating activities
Stock based compensation	158,972
Depreciation expense	23
Changes in assets and liabilities:
Prepaid expenses	(29,989)
Other current assets	(664,000)
Accrued liabilities	143,115
Other current liabilities	224,000
Net cash from (used) in operating activities	$(518,478)

Cash flows from investing activities:
Purchase of property and equipment	(1,352)
Net cash used in investing activities	$(1,352)

Cash flows from financing activities:
Sale of common stock, net of fees and costs	946,966
Cash received from issuance of founder shares	586
Net cash provided by financing activities	$947,552

Net change in cash and cash equivalents	$427,722

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$427,722

Supplemental disclosures of cash flow information:
Cash paid for interest	-
Cash paid for taxes	-

(1) Represents fiscal period from Company inception on May 3, 2024 through September 30, 2024.

The accompanying notes are an integral part of these financial statements.

F-6

VERTICAL DATA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Vertical Data Inc. (the “Company”) was incorporated in Nevada on May 3, 2024 and has a fiscal year-end of September 30. 2024. The Company’s current service to its customers is comprised of the sale of artificial intelligence related hardware. The Company plans to expand its service offerings in the future to include technology consulting, design and engineering, project management, systems integration, system installation and facilities management. The Company’s corporate office is located in Las Vegas, Nevada.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NEW ACCOUNTING STANDARDS

Basis of Presentation

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America. The financial statements include Vertical Data Inc. as of September 30, 2024 and for the periods May 3, 2024 (date of formation) to September 30, 2024. The Company’s fiscal year-end is September 30.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable, the results of which form the basis for the amounts recorded in the consolidated financial statements.

Segment Reporting

The Company currently operates in a single operating segment. Operating segments are reported in a manner consistent with the internal reporting provided to the Company’s chief operating decision maker (“the CODM”). The Company’s CODM, which is its Chief Executive Officer, views the Company’s operations and manages its business as a single operating segment, which is the sale of IT hardware.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash or cash equivalents. The Company had cash of $0.4 million as of September 30, 2024

Cost of Revenue

The Company’s cost of revenue is comprised of the cost of purchased IT equipment from our suppliers. The Company incurred $6,542,000 of cost of revenue for the period of May 3, 2024 (date of formation) to September 30, 2024.

Sales and Marketing

The Company’s sales and marketing expenses primarily consist of costs incurred related to sales commissions and our various marketing endeavors. The Company incurred $6,722 of sales and marketing expenses for the period of May 3, 2024 (date of formation) to September 30, 2024.

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Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2024, the Company had deferred tax assets related to certain net operating losses. A valuation allowance was established against these deferred tax assets at their full amount. Refer to note 10 for additional information.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of September 30, 2024, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The reporting amount of our cash represents fair value due to its liquid nature. As of September 30, 2024, the Company did not have any assets or liabilities measured at fair value on a recurring basis that would require disclosure based on the fair value hierarchy of valuation techniques.

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Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share, except the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. As of September 30, 2024, the Company had 4,025,000 shares stemming from granted options that were not included in diluted EPS because to do so would have been antidilutive for the period presented.

Impairment of Long-Lived Assets

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Such circumstances may include a significant decrease in the market price of an asset, a significant adverse change in the manner in which the asset is being used or in its physical condition or a history of operating or cash flow losses associated with the use of an asset. An impairment loss is recognized when the carrying amount of an asset exceeds the anticipated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss is the excess of the asset’s carrying value over its fair value. There were no charges related to impairments of long-lived assets during our fiscal year ended September 30, 2024.

Stock-Based Compensation

The Company accounts for its stock-based compensation awards to employees and members of its Board of Directors (the “Board”) in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees and Board members, including grants of employee stock options, to be recognized in the statements of operations by measuring the fair value of the award on the date of grant and recognizing this fair value as stock-based compensation over the requisite service period, generally the vesting period. The Company determines the fair value of its underlying shares in accordance with the practical expedient for nonpublic entities provided in ASC 718-10-30.

The Company estimates the grant date fair value of stock option awards using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires management to make assumptions with respect to the fair value of our underlying shares, the expected term of the option, the expected volatility of our Common Stock, the risk-free interest rates and expected dividend yield of our Common Stock.

Recognition of Revenue from Contracts with Customers

The Company recognizes revenue from its contracts with customers in accordance with the core principle outlined in ASC 606 Revenue from Contracts with Customers. Specifically, the Company recognizes revenue “to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services”. To that extent, the Company recognizes revenue in accordance with the ASC Topic by applying the following five steps:

●	Step 1-Identify the contract(s) with a customer
●	Step 2-Identify the performance obligations in the contract
●	Step 3-Determing the transaction price
●	Step 4-Allocate the transaction price to the performance obligations in the contract
●	Step 5-Recognize revenue when (or as) the Company satisfies a performance obligation

The Company’s contracts with its customers currently only contain a single performance obligation comprised solely of the sale of IT equipment. To that extent, the Company does not provide any installation or customization services at this time that might be considered a separate performance obligation. Further, as noted above, revenue is recognized at a point in time upon delivery of the equipment to the customer at the agreed upon location. The Company does not currently extend any form of payment terms to its customers and, as such, full payment for the equipment is received from the customer (via wire payment) immediately upon delivery of the equipment. As full payment is received only upon delivery, the Company typically does not have the need to recognize contract assets, contract liabilities or accounts receivable.

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In determining the transaction price, the Company’s contracts with its customers do not include a significant financing component, noncash consideration or consideration payable to the customer. The Company’s contracts do include a refund option whereby the customer has the right to return the equipment to the Company for a full refund within a stated period after purchase. However, the Company noted that equipment returns were highly infrequent and were not material to our results of operations. As such, no refund liability has been recorded.

Finally, as it pertains to incremental costs of obtaining a contract, the Company, in accordance with the practical expedient provided in ASC 340-40, has elected to expense when incurred all sales commissions paid to its employees as the amortization period of the asset that the entity would have recognized would be one year or less.

Property and Equipment

Property and equipment consists primarily of computer equipment, which is depreciated over an estimated three year life using the straight-line method. Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the financial statements and any resulting gain or loss is recognized in our results of operations.

Leases

In accordance with ASC 842, Leases, the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease liability. ROU asset represents the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangement generally does not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU asset and liability. Lease expense for the operating lease is recognized on a straight-line basis over the lease term. The Company did not have any leases under ASC 842 as of September 30, 2024.

Commitments and Contingencies

The Company accounts for contingencies in accordance with ASC 450-20, Contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. The Company is not currently involved in any legal proceedings that could require either accrual or disclosure.

Subsequent Events

For events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued the Company considers whether recognition or disclosure in the financial statements may be required based on the guidance in ASC 855 Subsequent Events. To that extent, the Company will recognize in its financial statements the effect of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet. Further, the Company does not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date but before financial statements are issued or are available to be issued. However, certain nonrecognized subsequent events may still be disclosed in order to keep the financial statements from being misleading.

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Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board (“FASB”) that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3. OTHER CURRENT ASSETS

Other current assets consisted of the following:

	September 30, 2024	Inception - May 3, 2024
Refunds due from suppliers	$664,000	$-
Total other current assets	$664,000	$-

4. PREPAID EXPENSES

Prepaid expenses consisted of the following:

	September 30, 2024	Inception - May 3, 2024
Prepaid legal fees	$25,000	$-
Prepaid commissions	4,989	-
Prepaid expenses	$29,989	$-

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

Description	September 30, 2024	Inception - May 3, 2024
Tools, machinery, and equipment	$1,352	$-
Less – accumulated depreciation	(23)	-
Total property and equipment, net	$1,329	$-

Total depreciation expense was $23 for the period May 3, 2024 (date of formation) to September 30, 2024.

6. ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	September 30, 2024	Inception - May 3, 2024
Wages accrual	$99,400	$-
Expenses accrual	32,385	-
Payroll tax accrual	2,400	-
Credit card accrual	8,930	-
Total accrued liabilities	$143,115	$-

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7. OTHER CURRENT LIABILITIES

Other current liabilities consisted of a customer deposit received during the period for which the order was subsequently cancelled. Refund of the amount occurred in the subsequent period.

	September 30, 2024	Inception - May 3, 2024
Refund of initial customer deposit	$224,000	$-
Total other current liabilities	$224,000	$-

8. STOCKHOLDERS’ EQUITY

Upon formation, the authorized capital of the Company was 100,000,000 shares consisting of 100,000,000 shares of common stock, par value $0.0001.

Ordinary Shares

The Company’s common shares do not include any dividend or liquidation preferences, participation rights, call prices or unusual voting rights.

Common Stock Issuances

Subsequent to our formation, the Company issued 36,503,000 founder shares to various individuals at par value. In accordance with Rule 5-02.30 of Regulation S-X and SAB Topic 4.E, the Company recognized the corresponding receivable for the issued shares, other than $586 in proceeds received as of the balance sheet date, as a deduction from equity.

During our fiscal year ended September 30, 2024, the Company sold approximately 1,894,052 shares of Company stock in an unregistered offering for net proceeds of $946,777.

9. SHARE BASED COMPENSATION

2024 Equity Incentive Plan

On July 1, 2024, the Company’s board of directors approved the Company’s 2024 Equity Incentive Plan (the “Plan”), which was designed to attract, retain and motivate key employees, officers, consultants, and directors of the Company (collectively, the “Eligible Persons”) to promote the success of the Company’s business. The Plan authorizes the award to Eligible Persons of stock options, restricted stock, restricted stock units, or other stock-based awards granted under the Plan. Under the Plan, the Company reserved 7.8 million shares of its stock for issuance to eligible persons. However, no more than 500,000 shares of the Company’s stock may be issued or transferred upon the exercise or settlement of any incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

Stock Options

The stock options granted during the fourth quarter of 2024 vest over a three-year period and stock-based compensation expense is recognized on a straight-line basis over the requisite service period as services are performed throughout that vesting period. Stock option activity for the period was as follows:

	Number of Share Options Granted	Weighted Average Grant Date Fair Value
Nonvested at May 3, 2024	-
Granted during the period	4,025,000	$0.49
Vested during the period	-
Forfeited during the period	-
Nonvested at September 30, 2024	4,025,000	$0.49
Exercisable at September 30, 2024	-

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A description of the significant assumptions used during the year to estimate the fair value of share-based compensation awards was as follows:

Fiscal Period Ended September 30, 2024
Expected volatility	90%
Risk free interest rate	4.0%
Expected term	10 years
Expected dividends	-
Current price input	0.50

The Company utilized the practical expedient in ASC 718-10-30 to estimate the fair value of its underlying shares.

As of September 30, 2024, there was $2.0 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted. That cost is expected to be recognized over a weighted-average period of 2.75 years. The Company recognized $158,972 of stock-based compensation during its fiscal year ended September 30, 2024.

10. INCOME TAXES

The Company accounts for income taxes under ASC 740 - Income Taxes (“ASC 740”), which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The Company did not recognize any current or deferred taxes for its fiscal year ended September 30, 2024.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required since the Company has no history of generating taxable income.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at September 30, 2024 is as follows:

September 30, 2024
Federal Statutory Rate	21%
State tax, net of income tax benefit	0%
Effect of permanent difference	-0.1%
Change in valuation allowance	-20.9%
-

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Further, the components of our deferred tax assets and liabilities, which were fully offset with a valuation allowance, were as follows as of September 30, 2024:

Deferred Tax Assets:	September 30, 2024
Operating loss carryforward	$38,575
Start-up costs	1,103
Total Deferred Tax Assets	$39,678

Deferred Tax Liabilities:
Depreciation	$(225)
Total deferred tax liabilities	$(225)

Net deferred tax assets	$39,453
Valuation allowance	(39,453)
Total net deferred tax assets	$-

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. Future utilization of the net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code. As of September 30, 2024, the Company had federal and state net operating loss carryforwards available to offset future taxable income in the amounts of approximately $183,688, which does not expire.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

11. CONCENTERATION OF CUSTOMERS

Revenues from two customers of the Company represent $5.3 million and $1.6 million, or 77% and 23%, of the Company’s revenues for its fiscal year ended September 30, 2024. The Company did not have any accounts receivable from these two customers as of September 30, 2024.

12. SUBSEQUENT EVENTS

In accordance with ASC 855 Subsequent Events, the Company has evaluated events and transactions subsequent to September 30, 2024 through the date these financial statements were available to be issued, which was December 16, 2024. Other than the below, there are no subsequent events identified that would require disclosure in these consolidated financial statements.

Common Stock Issuances

Throughout the first quarter of fiscal year 2025, the Company sold approximately 1,297,000 shares of Company stock in an unregistered offering for gross proceeds of approximately $648,500.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

As used in this Part II, unless the context indicates or otherwise requires, the terms “we”, “us”, “our”, the “Company” and “Vertical Data” refer to Vertical Data Inc., a Nevada corporation.

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

Expense	Amount
SEC Registration Fee	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Transfer Agent Fees and Expenses	$	*
Miscellaneous Fees and Expenses	$	*
Total	$	*

* To be provided by amendment

Item 14. Indemnification of Directors and Officers.

Our Bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a, director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification is a contractual right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under Article Eleven of our Bylaws. The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend the and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the state of Nevada.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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We may enter into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in the NRS and our Bylaws and intend to enter into indemnification agreements with current and any new directors and officers in the future.

We intend to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our Bylaws, indemnification agreements, indemnity agreement, and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, indemnification agreements, indemnity agreement, or law.

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, since its inception, the Registrant has not issued any securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). All of the securities described below were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder on the basis that there was no public offering.

●	From June 1, 2024 through September 30, 2024, the Company issued 36,503,000 founders shares of common stock at par value to various individuals. The Company received approximately $500 in consideration for the issued common shares.

●	From July 1, 2024 through the Filing Date, the Company sold 4,200,052 shares of common stock to various accredited investors for total consideration received of $2,100,026.

●	From July 1, 2024 through September 30, 2024 the Company granted an aggregate of 4,025,000 options to certain employees, consultants and directors.

Subsequent to September 30, 2024, the Company granted an aggregate of 2,675,000 options to certain consultants.

Item 16. Exhibits and Financial Statements Schedules.

(a) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated into this Item 16 by reference.

(b) Financial Statements Schedules.

No financial statement schedules are provided because the information called for is not applicable or not required or is shown in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 10, 2025.

VERTICAL DATA INC.

/s/ Deven Soni
Deven Soni
Chairman, President, Chief Executive Officer,

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ B. Deven Soni
Deven Soni
Chairman, President, Chief Executive Officer (Principal Executive Officer),

January 10, 2025

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EXHIBIT INDEX

Exhibit Number	Name/Identification of Exhibit
3.1*	Articles of Incorporation of Vertical Data, Inc.
3.2*	Bylaws of Vertical Data, Inc.
5.1**	Opinion of Lucosky Brookman LLP
10.1**	Employment Agreement Between Vertical Data, Inc. and Deven Soni
10.2**	Consulting Agreement Between Vertical Data, Inc. and Christopher Creatura
10.3**	Consulting Agreement Between Vertical Data, Inc. and Christopher Johnson
10.4**	Form of Vertical Data, Inc.’s 2024 Equity and Incentive Plan
14.1**	Form of Code of Ethics
23.1*	Consent of BCRG Group, Inc.
23.2**	Consent of Lucosky Brookman LLP (included in 5.1)
107*	Filing Fee Table

* Filed herewith

** To be filed by amendment

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